                                                                     EXHIBIT 2.1

                            ASSET PURCHASE AGREEMENT

                                  by and among

                                 NAVISITE, INC.,
                                   as Parent,

                          LEXINGTON ACQUISITION CORP.,
                                    as Buyer

                                       and

                                SUREBRIDGE, INC.,
                                  as the Seller

                                   May 6, 2004

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                                TABLE OF CONTENTS

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
                                                                           PAGE
                                                                           ----
ARTICLE I -  PURCHASE AND SALE OF ASSETS; CLOSING.............................1
    Section 1.1.    Purchase and Sale of Assets...............................1
    Section 1.2.    Consideration.............................................2
    Section 1.3.    Assumption of Liabilities.................................3
    Section 1.4.    Time and Place of Closing.................................4
    Section 1.5.    Deliveries at Closing.....................................4
    Section 1.6.    Working Capital Adjustment................................5
    Section 1.7.    Allocation................................................7

ARTICLE II -  REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................7
    Section 2.1.    Existence; Good Standing; Authority.......................7
    Section 2.2.    Capitalization............................................8
    Section 2.3.    Subsidiaries..............................................9
    Section 2.4.    No Conflict, Consents.....................................9
    Section 2.5.    Financial Statements.....................................10
    Section 2.6.    Absence of Certain Changes...............................11
    Section 2.7.    Consents and Approvals...................................12
    Section 2.8.    Litigation...............................................12
    Section 2.9.    Taxes....................................................12
    Section 2.10.   Employee Benefit Plans...................................15
    Section 2.11.   Real and Personal Property...............................18
    Section 2.12.   Labor and Employment Matters.............................19
    Section 2.13.   Contracts and Commitments................................20
    Section 2.14.   Intellectual Property....................................22
    Section 2.15.   Environmental Matters....................................26
    Section 2.16.   Insurance................................................27
    Section 2.17.   Brokers..................................................27
    Section 2.18.   Compliance with Laws.  Except as set forth on
                    Schedule 2.18:...........................................27
    Section 2.19.   Transactions with Affiliates.............................28
    Section 2.20.   [Intentionally Omitted.].................................28
    Section 2.21.   Books and Records........................................28
    Section 2.22.   Bank Accounts............................................28
    Section 2.23.   Securities Law Matters...................................29
    Section 2.24.   Rule 145 Compliance......................................30
    Section 2.25.   Disclaimer of Other Representations and Warranties;
                    Knowledge; Disclosure....................................30

ARTICLE III -  INTENTIONALLY LEFT BLANK......................................30

ARTICLE IV -  REPRESENTATIONS AND WARRANTIES OF NAVISITE.....................31
    Section 4.1.    Existence; Good Standing; Authority......................31

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
    Section 4.2.    No Conflict..............................................31
    Section 4.3.    Consents and Approvals...................................32
    Section 4.4.    Litigation...............................................32
    Section 4.5.    Brokers..................................................32
    Section 4.6.    Securities Law Matters...................................32
    Section 4.7.    Absence of Material Changes..............................33
    Section 4.8.    Conduct of Business......................................33
    Section 4.9.    Compliance with Laws.....................................33
    Section 4.10.   Financial Statements.....................................34
    Section 4.11.   Nasdaq Listing...........................................34
    Section 4.12.   Contracts and Commitments of NaviSite....................34

ARTICLE V -  CERTAIN COVENANTS OF THE PARTIES................................34
    Section 5.1.    Conduct of Business Prior to Closing.....................34
    Section 5.2.    Access to Information....................................37
    Section 5.3.    Confidentiality..........................................38
    Section 5.4.    Regulatory and Other Authorizations; Consents............38
    Section 5.5.    Further Action...........................................39
    Section 5.6.    Press Releases...........................................39
    Section 5.7.    No Solicitation..........................................39
    Section 5.8.    Notice of Breaches.......................................39
    Section 5.9.    Conveyance Taxes; Costs..................................40
    Section 5.10.   Books and Records........................................41
    Section 5.11.   Registration and Distribution of Parent Shares...........41
    Section 5.12.   Approval of Transactions; Fiduciary Out..................41
    Section 5.13.   Delivery of Financial Statements.........................41
    Section 5.14.   FIRPTA Certification.....................................42
    Section 5.15.   Use of Name..............................................42
    Section 5.16.   Endorsement of Checks, Etc...............................42
    Section 5.17.   Rule 145.................................................43
    Section 5.18.   Issuance of Parent Shares................................43
    Section 5.19.   Consents.................................................43
    Section 5.20.   Certain Tax Matters......................................44
    Section 5.21.   NaviSite Debt Financing..................................44

ARTICLE VI -  EMPLOYEE MATTERS...............................................45
    Section 6.1.    Employees; Benefits......................................45
    Section 6.2.    Officers' and Directors' Indemnification.................47

ARTICLE VII -  CONDITIONS TO CLOSING.........................................48
    Section 7.1.    Conditions to Obligations of the Company.................48
    Section 7.2.    Conditions to Obligations of NaviSite....................49
    Section 7.3.    Inability to Deliver Closing Certificates,...............50

ARTICLE VIII -  TERMINATION..................................................50
    Section 8.1.    Termination..............................................50
    Section 8.2.    Effect of Termination....................................51
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                                       ii

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
    Section 8.3.    Waiver...................................................52

ARTICLE IX -  SURVIVAL; INDEMNIFICATION......................................53
    Section 9.1.    Survival.................................................53
    Section 9.2.    Indemnification of NaviSite..............................53
    Section 9.3.    Procedure for Indemnification of NaviSite................54
    Section 9.4.    NaviSite's Remedies Exclusive............................55
    Section 9.5.    Priority of Escrow Account...............................55

ARTICLE X -  GENERAL PROVISIONS..............................................55
    Section 10.1.   Notices..................................................55
    Section 10.2.   Fees and Expenses........................................56
    Section 10.3.   Certain Definitions......................................57
    Section 10.4.   Interpretation...........................................57
    Section 10.5.   Counterparts and Facsimile Signatures....................58
    Section 10.6.   Amendments and Waivers...................................58
    Section 10.7.   Entire Agreement; Severability...........................58
    Section 10.8.   Third Party Beneficiaries................................59
    Section 10.9.   Governing Law............................................59
    Section 10.10.  Assignment...............................................59
    Section 10.11.  Consent to Jurisdiction..................................59
    Section 10.12.  Mutual Drafting..........................................59
    Section 10.13.  Remedies.................................................59
    Section 10.14.  Bulk Sales Law...........................................59

                                      iii

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EXHIBITS

Exhibit A      Form of Escrow Agreement
Exhibit B-1    Form of Primary Note
Exhibit B-2    Form of Escrow Note
Exhibit C      Form of Assignment and Assumption Agreement
Exhibit D      Form of Bill of Sale
Exhibit E      Form of Press Release
Exhibit F      Registration Rights Agreement


                                    SCHEDULES

Schedule 1.1(a)     Permitted Liens
Schedule 1.1(b)     Excluded Assets
Schedule 1.6        March Net Working Capital Calculation
Schedule 2.1        Organization and Good Standing
Schedule 2.2        Subsidiary Capitalization
Schedule 2.3        Subsidiaries
Schedule 2.4        Conflicts
Schedule 2.5        Financial Statements
Schedule 2.6        Absence of Certain Changes
Schedule 2.7        Consents and Approvals
Schedule 2.8        Litigation
Schedule 2.9        Taxes
Schedule 2.10       Employee Benefit Plans
Schedule 2.11(a)    Leases
Schedule 2.11(b)    Personal Property
Schedule 2.12       Labor and Employment Matters
Schedule 2.13       Material Contracts
Schedule 2.14       Intellectual Property
Schedule 2.16       Insurance
Schedule 2.18       Compliance with Laws
Schedule 2.19       Transactions with Affiliates
Schedule 2.22       Bank Accounts
Schedule 2.25       Knowledge of the Company
Schedule 4.2        Conflicts of NaviSite
Schedule 4.3        NaviSite Consents and Approvals
Schedule 4.4        Litigation of NaviSite
Schedule 4.12       Contracts and Commitments of NaviSite
Schedule 5.1        Conduct of Business
Schedule 5.1(h)     Budget of the Company
Schedule 5.1(m)     Bonuses
Schedule 6.1(e)     Severance Arrangements
Schedule 7.2(f)     Required Consents and Approvals

                                       iv

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                            ASSET PURCHASE AGREEMENT

      This ASSET PURCHASE AGREEMENT (this "AGREEMENT") is dated as of May 6, 2004 by and among NAVISITE, INC., a Delaware corporation ("PARENT"), LEXINGTON ACQUISITION CORP., a Delaware corporation ("BUYER", and together with Parent, "NAVISITE"), and SUREBRIDGE, INC., a Delaware corporation ("SUREBRIDGE", and together with its Subsidiaries (as defined in Section 2.3), the "COMPANY").

      WHEREAS, Surebridge desires to sell, and NaviSite desires to buy, all of the assets of Surebridge, on the terms and conditions set forth herein; and

      WHEREAS, as a condition and inducement to NaviSite to enter into this Agreement and Buyer to assume the liabilities set forth herein, at the Closing (as defined in Section 1.4), Parent, Surebridge and the escrow agent named therein (the "ESCROW AGENT") shall enter into an escrow agreement substantially in the form attached hereto as Exhibit A (with such changes as the Escrow Agent may reasonably request, the "ESCROW AGREEMENT"), pursuant to which Parent shall place the Escrow Note (as defined in Section 1.2(a)(ii)) in an escrow account to secure certain indemnification obligations to NaviSite.

      NOW THEREFORE, in consideration of the mutual agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                ARTICLE I - PURCHASE AND SALE OF ASSETS; CLOSING

      SECTION 1.1. PURCHASE AND SALE OF ASSETS. Except as otherwise provided below and subject to the terms and conditions of this Agreement, Surebridge shall sell, convey, transfer, assign and deliver to Buyer at the Closing, free and clear of all Liens (as hereinafter defined), except for the Permitted Liens (as hereinafter defined), all of its assets and properties of every kind, nature and description (all of such assets and properties being referred to herein as the "PURCHASED ASSETS"), including, without limitation, the capital stock or other equity interests of each Subsidiary.

      As used herein, "Liens" mean liens, rights or options of a third party to acquire assets, security interests, mortgages, encumbrances and restrictions of any kind. As used herein, "Permitted Liens" means (i) such imperfections of title, easements or Liens which do not materially impair the current use of the Purchased Assets, (ii) materialmen's, mechanics', carriers', workmen's, warehousemen's, repairmen's and other like Liens arising in the ordinary course of business, or deposits to obtain the release of such Liens, (iii) Liens for taxes not yet due and payable, or being contested in good faith, (iv) purchase money Liens incurred in the ordinary course of business, and (v) the Liens listed on SCHEDULE 1.1(A).

      Notwithstanding the foregoing, the Company shall not transfer to Buyer, and the Purchased Assets shall not include, (a) the charter, bylaws, minute books, stock record books, stock option plans, tax identification numbers, capital stock (other than the capital stock of the

Subsidiaries) and other organizational documents of Surebridge; (b) Surebridge's rights under this Agreement and any other agreement, document or instrument entered into pursuant to this Agreement; and (c) any of the assets listed on
SCHEDULE 1.1(B) (collectively, "Excluded Assets").

      SECTION 1.2. CONSIDERATION.

                  (a) The consideration to be paid by Parent to Surebridge for the Purchased Assets shall consist of:

                        (i) a promissory note in the form attached hereto as Exhibit B-1 with an initial principal amount equal to (A) $39,500,000 less (B) the initial principal amount of the Escrow Note (as defined below) as determined in Section 1.2(a)(ii); provided, that the initial principal amount of such promissory note as determined in this Section 1.2(a)(i) may be adjusted pursuant to
            Section 1.2(b) (the "PRIMARY NOTE");

                        (ii) a promissory note in the form attached hereto as Exhibit B-2 with an initial principal amount equal to twelve and one-half percent (12.5%) of the sum of (A) $40,000,000 plus (B) an amount equal to (i) 3,000,000 multiplied by (ii) the average closing price of the common stock of Parent on the Nasdaq SmallCap Market for the three trading days immediately prior to and the three trading days immediately following the date hereof; provided, that the initial principal amount of such promissory note may be adjusted pursuant to Section 1.2(b) (the "ESCROW NOTE" and together with the Primary Note, the "NOTES"); and

                        (iii) Three Million (3,000,000) shares of Parent's
            common stock, par value $.01 per share (the "PARENT SHARES").

                  (b) Subject to NaviSite's right to terminate this Agreement pursuant to Article VIII, the initial principal of the Primary Note and the Escrow Note payable pursuant to Sections 1.2(a)(i) and 1.2(a)(ii), respectively, shall be: (i) increased on a pro rata basis (based on the initial principal amounts of such notes determined pursuant to such sections) by the total amount by which the Aggregate Net Worth of the Company set forth on the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2003 (the "2003 AUDITED FINANCIALS") is greater than the Aggregate Net Worth set forth on the Base Balance Sheet (as defined in Section 2.5), or (ii) decreased on a pro rata basis (based on the initial principal amounts of such notes determined pursuant to such sections) by the total amount by which the Aggregate Net Worth of the Company set forth on the 2003 Audited Financials is less than the Aggregate Net Worth of the Company set forth on the Base Balance Sheet; provided, however, that no adjustment shall be made pursuant to this Section 1.2(b) if the difference between the Aggregate Net Worth set forth in the 2003 Audited Financials and the Base Balance Sheet (whether positive or negative) is less than or equal to $50,000. "AGGREGATE NET WORTH" shall mean the current assets of the Company (net of provision for bad debt) plus restricted cash (to the extent not duplicative) less, to the extent not duplicative, (i) the current liabilities of the Company,
      (ii) the obligations of the Company under capital leases and (iii) the long-term liabilities of the Company. For example, assuming the initial principal of the Primary Note is $32,000,000, if the Aggregate Net Worth set forth on the 2003 Audited Financials is $900,000 and the Aggregate Net Worth set forth on the Base Balance Sheet is $1,000,000, then the initial principal shall be decreased by $100,000 to $31,900,000. Conversely, assuming the initial principal of the Primary
      Note is $32,000,000, if the Aggregate Net Worth set forth in the 2003 Audited Financials is $1,000,000 and the Aggregate Net Worth set forth on the Base Balance Sheet is $900,000, then the initial principal shall be increased by $100,000 to $32,100,000. In addition, an example with regard to negative amounts is as follows: assuming the initial principal of the Primary Note is $32,000,000, if the Aggregate Net Worth set forth on the 2003 Audited Financials is ($1,100,000) and the Aggregate Net Worth set forth on the Base Balance Sheet is ($1,000,000), then the initial principal shall be decreased by $100,000 to $31,900,000. Conversely, assuming the initial principal of the Primary Note is $32,000,000, if the Aggregate Net Worth set forth in the 2003 Audited Financials is ($1,000,000) and the Aggregate Net Worth set forth on the Base Balance Sheet is ($1,100,000), then the initial principal shall be increased by $100,000 to $32,100,000.

                  (c) Immediately upon Closing, the Escrow Note shall be deposited by NaviSite into escrow (the "ESCROW ACCOUNT") pursuant to the terms of the Escrow Agreement for the purpose of satisfying indemnification claims pursuant to Article IX hereof. Any cash payment made to Surebridge in respect of the Escrow Note prior to the twelve month anniversary hereof shall be delivered to the Escrow Agent for depositing in the Escrow Account on the day on which such amount is deemed paid in respect of the Escrow Note. The Escrow Note and any cash paid pursuant thereto (the "CASH ESCROW") shall be held in the Escrow Account until 5:00 p.m., Boston time, on that date which is the twelve month anniversary of the Closing Date (as defined in Section 1.4) and shall be maintained and used strictly in accordance with the terms of this Agreement and the Escrow Agreement. At the twelve month anniversary of the Closing Date, the Escrow Note and the Cash Escrow, with such adjustments as set forth in
      Article IX, shall be distributed to Surebridge in accordance with the Escrow Agreement. Notwithstanding the foregoing, in the event NaviSite has delivered written notice to Surebridge of an indemnification claim as set forth in Article IX prior to such anniversary, the amount necessary to satisfy such claim shall not be distributed and shall continue to be held by the Escrow Agent pursuant to the Escrow Agreement until such claim is resolved as provided in Article IX.

      SECTION 1.3 ASSUMPTION OF LIABILITIES. At the Closing, Buyer shall assume and agree to pay when due, perform and discharge in accordance with the terms thereof all Liabilities (as defined in Section 2.9(b)(v) below) of the Company of every kind and nature, whether absolute, contingent, accrued or otherwise and whether due or to become due, and whether arising before or after the Closing (the "ASSUMED LIABILITIES"). Notwithstanding the foregoing, neither Parent nor Buyer shall have any liability for the following obligations of the Company which shall not be included in "Assumed Liabilities": (a) obligations of Surebridge relating to gain on the sale of the Purchased Assets; (b) the obligations of Surebridge under this Agreement and any agreement, document or instrument entered into by Surebridge in connection with this Agreement; (c) obligations of Surebridge under that certain Personal Guaranty by and among

ManagedOps.com, Daniel P. Taylor and Stephen T. Ferranti, dated April 11, 2002;
(d) obligations of Surebridge under the success bonus agreements; (e) any Employee Plans (as defined in Section 2.10(a)) other than the Blue Cross Blue Shield HMO Plan described in Schedule 1.1(b); and (f) obligations of Surebridge not related to the assets or operations of Surebridge that arise or are incurred after Closing including Delaware franchise taxes and any liabilities relating to the distribution of assets of Surebridge to its shareholders or violations of its charter or bylaws, in each case, occurring after Closing (collectively, the "EXCLUDED LIABILITIES").

      SECTION 1.4. TIME AND PLACE OF CLOSING. The closing (the "CLOSING") of the purchase and sale of the Purchased Assets and the other transactions contemplated by this Agreement shall be held at the offices of Browne Rosedale & Lanouette LLP, 31 St. James Avenue, Suite 830, Boston, Massachusetts, on the date that is two (2) business days following the date on which the conditions to Closing set forth in Sections 7.1 and 7.2 of this Agreement have been satisfied or waived in accordance with this Agreement (other than those conditions that are contemplated to be satisfied prior to the Closing), or at such other time or such other place as NaviSite and the Company may mutually determine. The date on which the Closing actually occurs is sometimes referred to herein as the "CLOSING DATE."

      SECTION 1.5. DELIVERIES AT CLOSING.

                  (a) At the Closing, Surebridge will deliver or cause to be delivered to NaviSite the following:

                        (i) executed copies of any Consents obtained, and the Necessary Consents (as defined in Section 7.2(f));

                        (ii) executed copies of the Registration Rights Agreement (as defined in Section 5.11(a)), the Escrow Agreement, an assignment and assumption agreement in the form of Exhibit C (the "ASSIGNMENT AND ASSUMPTION AGREEMENT") and a bill of sale in the form of Exhibit D (the "BILL OF SALE") (collectively, the "ANCILLARY AGREEMENTS");

                        (iii) resignations of the members of the board of
            directors of each of the Subsidiaries;

                        (iv) all consents, approvals and authorizations of any Governmental Authority (as defined herein) set forth in Schedule 2.7 or required to be set forth in the related sections of the Company Disclosure Schedule shall have been obtained;

                        (v) minute books and stock transfer books of the Subsidiaries as are in the Company's or its counsel's possession;

                        (vi) stock certificates and executed stock powers for all of the outstanding equity securities in each direct Subsidiary of Surebridge;

                        (vii) each of the certificates, instruments and other
            documents required to be delivered at the Closing pursuant to
            Section 7.2 hereof.

                  (b) At the Closing, Buyer or Parent, as applicable, will deliver or cause to be delivered to Surebridge the following:

                        (i)   the executed Primary Note;

                        (ii) stock certificates evidencing all of the Parent Shares;

                        (iii) executed copies of the Ancillary Agreements to
            which it is a party; and

                        (iv) each of the certificates and other documents required to be delivered at the Closing pursuant to Section 7.1 hereof.

                  (c) At the Closing, Parent will deliver or cause to be delivered to the Escrow Agent the Escrow Note.

      SECTION 1.6 WORKING CAPITAL ADJUSTMENT.(a) For purposes of this Agreement, "NET WORKING CAPITAL" shall mean as of any particular date (i) the value of all current assets, net of provision for bad debt, plus restricted cash (to the extent not duplicative) of the Company as of that date, less (ii) the amount of all current liabilities, including accrued current liabilities not yet due, of the Company as of that date determined in each case in accordance with GAAP (as defined in Section 10.3). A calculation of the Net Working Capital as of March 31, 2004 based on the March Balance Sheet, as adjusted for a decrease of $70,000 in current liabilities (i.e. Net Working Capital of $3,565,212.51)(the "MARCH NET WORKING CAPITAL") is attached hereto as Schedule 1.6. Notwithstanding the foregoing, the Net Working Capital as of the Closing shall (i) exclude current liabilities pursuant to Sections 10.3 and 6.2, (ii) exclude amounts for severance triggered by the transactions contemplated by this Agreement, and (iii) to the extent any liabilities that have not been accrued as of March 31, 2004 are paid prior to the Closing, such payments shall be added back to current assets.

                  (b) Within twenty (20) days of the Closing Date, NaviSite shall prepare a calculation of the Net Working Capital as of the Closing Date in accordance with GAAP and applying the same accounting principles, policies and practices that were used in the creation of the March Balance Sheet and Schedule 1.6. NaviSite shall deliver to Surebridge a written statement showing such calculation as of the Closing Date within forty-five (45) days following the Closing Date (the "CLOSING STATEMENT"). NaviSite shall provide Surebridge and its representatives with reasonable access to such books and records relating to the Company through the Closing Date and NaviSite personnel as Surebridge reasonably requests in order to permit Surebridge to analyze the Closing Statement.

                  (c) If within ten (10) days following delivery of the Closing Statement to Surebridge, Surebridge has not given NaviSite written notice of its objection as to the calculation of Net Working Capital as of the Closing Date as reflected on the Closing Statement (which notice shall state the basis of Surebridge's objection), then the Net Working Capital as of the Closing Date as so reflected on the Closing Statement shall be binding and conclusive on the parties and shall be the "CLOSING NET WORKING CAPITAL."

                  (d) If Surebridge timely gives NaviSite written notice of objection to the calculation of the Net Working Capital as of the Closing Date as reflected on the Closing Statement, NaviSite and Surebridge shall attempt in good faith to agree upon the Net Working Capital as of the Closing Date, and if such agreement is reached the Net Working Capital so agreed upon shall be the Closing Net Working Capital. If Surebridge and NaviSite fail to resolve the issues raised by such objection within ten
      (10) days of NaviSite's receipt of such objection, Surebridge and NaviSite shall submit the issues remaining in dispute to Grant Thornton (the "INDEPENDENT ACCOUNTANTS") for resolution applying the principles, policies and practices referred to in Section 1.6(b). If issues are submitted to the Independent Accountants for resolution, (i) Surebridge and NaviSite shall furnish or cause to be furnished to the Independent Accountants and to the other party such work papers and other documents and information relating to the disputed issues as the Independent Accountants may request and are available to that party or its agents and shall be afforded the opportunity to present to the Independent Accountants any material relating to the disputed issues and to discuss the issues with the Independent Accountants; (ii) the determination by the Independent Accountants of the Net Working Capital as of the Closing Date, as set forth in a notice to be delivered to both Surebridge and NaviSite within sixty (60) days of the submission to the Independent Accountants of the issues remaining in dispute, shall be final, binding and conclusive on the parties and shall be the Closing Net Working Capital; and (iii) NaviSite shall pay all of the fees and costs of the Independent Accountants for such determination, unless Surebridge had no reasonable basis for objecting to the Closing Statement, in which case the fees and costs of the Independent Accountants shall be paid by the party that does not prevail.

                  (e)   If, after finally determination according to this
      Section 1.6, the Closing Net Working Capital is greater than the March Net Working Capital, then the principal amounts of the Primary Note and Escrow Note shall be increased on a pro rata basis (based on the then outstanding principal amounts of such notes) by the amount of such excess. If, after finally determination according to this Section 1.6, the Closing Net Working Capital is less than the March Net Working Capital, then the principal amounts of the Primary Note and Escrow Note shall be decreased on a pro rata basis (based on the then outstanding principal amounts of such notes) by the amount of such shortfall. Notwithstanding the foregoing, no adjustment shall be made to the principal amounts of the Primary Note and Escrow Note pursuant to this Section 1.6 if the difference between the March Net Working Capital and the Closing Net Working Capital (whether positive or negative) is less than or equal to $25,000.

                  (f) The parties agree to act in good faith and takes all actions necessary to cause the cancellation of any existing Notes and the issuance of replacement Notes reflecting the adjustments to the principal amounts required by Section 1.6.

      SECTION 1.7 ALLOCATION. Within 30 days of the final determination of the Closing Net Working Capital pursuant to Section 1.6, NaviSite and Surebridge shall mutually allocate the purchase price (and all other capitalized costs) among the Purchased Assets. Such allocation shall be made in accordance with the provisions of Section 1060 of the Internal Revenue Code of 1986, as amended (the "CODE"), and shall be binding upon NaviSite and Surebridge for all purposes (including financial accounting purposes, financial and regulatory reporting purposes and tax purposes). NaviSite and Surebridge also each agree to file IRS Form 8594 consistent with the foregoing and in accordance with Section 1060 of the Code. In the event that a dispute arises between Surebridge and NaviSite as to the allocation of the purchase price under this Section 1.7, the parties shall attempt in good faith to resolve such dispute. If such dispute is not resolved within thirty (30) days thereafter, the parties shall submit the dispute to the Independent Accountants for resolution, which resolution shall be final, conclusive and binding on the parties. Notwithstanding anything in this Agreement to the contrary, the fees and expenses of the Independent Accountants shall be borne by NaviSite.

           ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company Disclosure Schedule shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Article II. The disclosures in any section or subsection of the Company Disclosure Schedule shall qualify other sections and subsections in this Article II to the extent it is reasonably apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections. Except as set forth in the Company Disclosure Schedule attached hereto and delivered by the Company, the Company hereby represents and warrants to NaviSite as of the date hereof (or, if made as of a specified date, as of such date) and as of the Closing Date, as follows:

      SECTION 2.1. EXISTENCE; GOOD STANDING; AUTHORITY.

                  (a) Surebridge is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Surebridge has all requisite corporate power and authority and all necessary governmental licenses, authorizations, consents and approvals to own, operate, lease and encumber its properties and carry on its business as currently operated and conducted. Surebridge is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of each other jurisdiction in which the character or ownership of its properties or in which the transaction or character of its business makes such qualification necessary, except where the failure to be so licensed or qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect. Schedule 2.1 hereto sets forth a true, correct and complete list of all foreign jurisdictions in which Surebridge is so qualified or licensed and in good standing. The copies of Surebridge's certificate of incorporation and by-laws, each as amended to date and in full force and effect, have been provided or made available to NaviSite's counsel, and are complete and correct, and no amendments thereto are pending. Surebridge is not in violation of any provision of its certificate of incorporation or by-laws. The books and records, minute books, stock record books and other similar records of Surebridge, all of which have been made available to NaviSite's counsel and NaviSite, are true, correct and complete.

                  (b) Surebridge has the corporate power and authority to execute and deliver this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of Surebridge pursuant to this Agreement and the Ancillary Agreements and to carry out the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by Surebridge, the performance by Surebridge of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Surebridge. This Agreement has been duly executed and delivered by Surebridge and, assuming the due authorization, execution and delivery of this Agreement by NaviSite, this Agreement constitutes a legal, valid and binding obligation of Surebridge, enforceable against Surebridge in accordance with its terms. No other corporate or similar action on the part of the Company is necessary to authorize the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby.

      SECTION 2.2. CAPITALIZATION. As of the date of this Agreement, the authorized, issued and outstanding capital stock of the Subsidiaries (as defined in Section 2.3) are set forth on Schedule 2.2. All of the issued and outstanding shares of capital stock of the Subsidiaries are duly authorized, validly issued, fully paid and non-assessable and have been issued in compliance with applicable federal, state and foreign securities laws and all requirements set forth in contracts. As of the date of this Agreement, except as set forth on Schedule 2.2, there are no outstanding options, warrants or other rights of any kind to acquire any outstanding or additional shares of capital stock of the Subsidiaries or securities convertible into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire, any such additional shares, including pursuant to anti-dilution provisions or covenants, nor are the Subsidiaries committed to issue any such option, warrant, right or security. Except as set forth on Schedule 2.2, there are no agreements, voting trusts, proxies or understandings to which the Subsidiaries are a party or otherwise aware with respect to the voting of any shares of capital stock of the Subsidiaries or which restrict the transfer of any such shares. Except as set forth on Schedule 2.2, there are no outstanding contractual obligations or arrangements of the Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock, other equity interests or any other securities of the Subsidiaries or to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. Except as set forth on Schedule 2.2, all outstanding shares of capital stock of each Surebridge Subsidiary have been granted and issued in compliance with (x) all applicable securities laws and other applicable legal requirements, and (y) all requirements set forth in applicable contracts. Except as set forth in Schedule 2.2 hereto, there are no preemptive rights or agreements, arrangements or understandings to issue preemptive rights with respect to the issuance or sale of shares of capital stock of the Subsidiaries to which the Subsidiaries are a party or to which they is bound. The shares of the capital stock of the Subsidiaries are, and when delivered by Surebridge to Buyer pursuant to this Agreement will be, free and clear of any and all Encumbrances, other than Encumbrances resulting from this Agreement. Except as set forth on Schedule 2.2, the Subsidiaries are not under any obligation by reason of any agreement to register the offer and sale or resale of any of its securities under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "SECURITIES ACT").

      SECTION 2.3. SUBSIDIARIES.

                  (a) Surebridge owns directly or indirectly all of the outstanding shares of capital stock of Surebridge Service Inc., a Delaware corporation, Surebridge Acquisition Corp., a Delaware corporation, ManagedOps, Inc., a Delaware corporation, and World Wide Underpants, LLC, a New Hampshire limited liability company (each, a "SUBSIDIARY" and collectively, the "SUBSIDIARIES"). Neither Surebridge nor any Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any other Person (other than investments in short-term investment-grade securities).

                  (b) Each of the Subsidiaries is a corporation or limited liability company validly existing and in good standing under the laws of the state of its organization and has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as currently conducted. Each Subsidiary is duly licensed or qualified to do business as a foreign corporation or limited liability company, and is in good standing in each other jurisdiction in which the character or ownership of its properties or in which the transaction or character of its business makes such qualification necessary, except where the failure to be so licensed or qualified would not, individually or in the aggregate, have a Material Adverse Effect. The copies of the organizational documents of each such Subsidiary, in each case as amended to date and in full force and effect and made available to NaviSite's counsel, are true, complete and correct, and no amendments thereto are pending. Except as set forth on Schedule 2.3, no Subsidiary is in violation of any provision of its certificate of incorporation or by laws (or other similar charter documents or operating agreement). The books and records, minute books, stock record books and other similar records of each Subsidiary, all of which have been made available to NaviSite's counsel and NaviSite, are true, correct and complete.

      SECTION 2.4. NO CONFLICT, CONSENTS. Except as set forth on Schedule 2.4 and assuming the consents, approvals and authorizations contemplated by Sections
2.7 and 4.3 are obtained and are in full and effect and notices have been duly given, none of the execution, delivery or the performance by Surebridge of this Agreement and the other agreements, documents and instruments contemplated hereby, nor the consummation by the Company of the transactions contemplated hereby: (w) results in the creation or imposition of any Lien on any of the property held by Surebridge or any of its Subsidiaries; (x) conflicts with, contravenes or results in a breach of any provisions of the Charter or by-laws of Surebridge or the organizational documents of any Subsidiary, each as presently in effect; (y) requires consent to assignment or otherwise, as a result of the transactions contemplated hereby (including to maintain in full force and effect any of the Material Contracts as a result of the transactions contemplated hereby), violates, or conflicts with, or results (or will violate, conflict with or result) in a breach of any provision of, or constitutes a default (or an event which, with or without notice or lapse of time or both, would constitute a default) or gives rise to any right of termination, cancellation or acceleration, change of control rights, modification, notification, enhancement of rights of third parties, revocation of grant of rights or assets, placement into or release from escrow of any assets of Surebridge or any of its Subsidiaries or acceleration of any right or obligation of Surebridge or any of its Subsidiaries or a loss of any benefit to which Surebridge or any of its Subsidiaries is entitled under any of the terms, conditions or provisions of any Material Contract (as defined in Section 2.13) to which Surebridge or any Subsidiary is a party or by which Surebridge or any Subsidiary or any of their respective properties is bound or affected; or (z) violates any order, writ, injunction, decree, statute, law, rule or regulation applicable to Surebridge or any Subsidiary.

      SECTION 2.5. FINANCIAL STATEMENTS.

                  (a) The Company has delivered to NaviSite the following financial statements, true, correct and complete copies of which are attached hereto as Schedule 2.5 (or will deliver to NaviSite such financial statements for such periods completed subsequent to the date hereof within fifteen (15) business days after the end of such period and accompanied by a certificate, duly executed by the chief financial officer of the Company in such person's capacity as an officer, restating with respect to such financial statements, the representations of this Section 2.5) (collectively, the "FINANCIAL STATEMENTS"):

                        (i) Audited consolidated balance sheets of the Company as of December 31, 2001, and consolidated statements of income and retained earnings and consolidated statements of cash flows for each of the years then ended;

                        (ii) Unaudited consolidated balance sheet of the Company as of December 31, 2003 (as adjusted only for normal 2002 year end audit adjustments which are consistent in nature and amount with adjustments made in prior years) (the "BASE BALANCE SHEET");

                        (iii) Unaudited consolidated balance sheet of the
            Company as of December 31, 2002;

                        (iv) Unaudited consolidated statements of income and retained earnings and cash flows of the Company as of December 31,2002 and 2003;

                        (v) Unaudited consolidated balance sheet of the Company as of March 31, 2004 (the "MARCH BALANCE SHEET") and the related unaudited consolidated statements of income and retained earnings and cash flows for the quarterly periods ended March 31, 2004; and

                        (vi) Unaudited consolidated balance sheets and the related unaudited consolidated statements of income and cash flows for the monthly periods ended subsequent to March 31, 2004 and prior to the date hereof.

                  (b) Subject to the absence of footnotes and normal year-end audit adjustments with respect to any unaudited Financial Statements which are consistent in nature and amount with adjustments made in prior years, the Financial Statements have been (and those statements to be delivered for periods ending subsequent to the date hereof will be) prepared from, and in accordance with, the information contained in the books and records of Surebridge and its Subsidiaries, which have been regularly kept and maintained in accordance with Surebridge's and its Subsidiaries' normal and customary practices and applicable legal and accounting practices and fairly present, in all material respects, the financial condition of Surebridge (on a consolidated basis) as of the dates thereof and results of operations and cash flows for the periods referred to therein, and have been prepared in accordance with GAAP consistently applied throughout all periods indicated, and present fairly (or when delivered will present fairly) in all material respects the consolidated financial condition, cash flows and operating results of the Company as of the dates and for the periods indicated therein, and are consistent with the books and records of the Company.

                  (c) As of the date hereof, all liabilities of the Company of a type that would be required to be shown on the Financial Statements (including the notes thereto, where applicable) in accordance with GAAP (whether direct, indirect, accrued, absolute, contingent, asserted, unasserted or otherwise) have been (other than liabilities of less than $10,000 individually or $25,000 in the aggregate) (i) stated or adequately reserved or accrued against on the Base Balance Sheet or the notes thereto, (ii) reflected on Schedule 2.5, or (iii) incurred after the date of the Base Balance Sheet in the ordinary course of business consistent with past practices.

      SECTION 2.6. ABSENCE OF CERTAIN CHANGES. Except as set forth on Schedule 2.6, from the date of the Base Balance Sheet to the date of this Agreement, the Company has operated only in the ordinary course of business consistent with past practices and there has not been any:

                  (a) event, occurrence or development which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect other than developments generally in the industry in which the Company operates;

                  (b) event or development that would, individually or in the aggregate, reasonably be expected to prevent or materially delay the performance of this Agreement or any of the Ancillary Agreements by Surebridge;

                  (c) any action taken by Surebridge or any Subsidiary during the period from January 1, 2004 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Closing Date, would constitute a breach of Section 5.1;

                  (d) exchange in, reclassification, split or subdivision of the Company's authorized or issued capital stock; grant of any option, right to purchase or similar right regarding the capital stock of the Company; or purchase, redemption, retirement, or other acquisition by the Company of any such capital stock; or

                  (e) declaration or payment of any dividend or other distribution or payment in respect of the capital stock of the Company.

      SECTION 2.7. CONSENTS AND APPROVALS. Except as set forth on Schedule 2.7, the execution, delivery and performance of this Agreement by Surebridge will not require any consent, approval, permit, authorization, waiver or other action by, or filing with or notification to, any federal, state, local, or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body (a "GOVERNMENTAL AUTHORITY"), except the notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), if applicable.

      SECTION 2.8. LITIGATION. Except as set forth on Schedule 2.8, as of the date of this Agreement there is no litigation, action, suit, proceeding, inquiry, claim, arbitration or investigation pending or, to the Company's knowledge, threatened in writing against the Company or any of its assets or property or any of its directors or officers in their capacities as such or for which the Company is obligated to indemnify a third party. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or Governmental Authority or any arbitration ruling or any settlement or similar agreement or written arrangement with ongoing obligations relating to a dispute (or the resolution of a dispute) with any third party.

      SECTION 2.9. TAXES.

                  (a)   Except as set forth on Schedule 2.9:

                        (i) Surebridge and each Subsidiary has timely filed or been included in, or will timely file or be included in, all material Tax Returns required to be filed by them or in which they are to be included with respect to Taxes for any period ending on or before the date of this Agreement, taking into account any extension of time to file granted to or obtained on behalf of Surebridge or any Subsidiary;

                        (ii) Surebridge and each Subsidiary have paid or caused to be paid all Taxes and other assessments reflected in such Tax Returns that have become due and payable, except those contested in good faith as set forth on Schedule 2.9(a)(ii). The Company has made provision, in accordance with GAAP, for all Taxes owed or accrued through the date of this Agreement;

                        (iii) The Company has withheld and paid all Taxes
            required to be withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party under all applicable Tax Laws, and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed and have, within the time and manner prescribed by Law, registered for the purpose of each withholding Tax in the relevant territory or jurisdiction;

            (iv) There are no Liens for Taxes upon the assets or properties of the Company or any Subsidiary except for (a) statutory Liens for current Taxes not yet due and (b) Liens for Taxes being contested in good faith (to the extent that such Liens are set forth on Schedule 2.9(iv) hereto);

                        (v) The Company has not requested any extension of time within which to file any Tax Return in respect of any taxable year which has not since been filed, and no outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns has been given by or on behalf of the Company;

                        (vi) The Company (a) is not required to include in income in any taxable period ending after the Closing any adjustment pursuant to Section 481(a) of the Code, by reason of any voluntary or involuntary change in accounting method (nor has any Governmental Authority proposed any such adjustment or change of accounting method); (b) has not made an election, or is not required, to treat any of its assets as tax-exempt bond financed property or tax-exempt use property under Section 168 of the Code or any comparable provision of foreign, state or local law; or (c) has not filed a consent pursuant to former Section 341(f) of the Code for (or any corresponding provision of state or local law) or agreed to have former Section 341(f) of the Code (or any corresponding provision of state or local law) applied to the disposition of any asset;

                        (vii) No power of attorney has been granted by or with
            respect to the Company with respect to any matter relating to Taxes;

                        (viii) The Company is not a party to any agreement,
            contract or arrangement that will result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code and no action by the Company, whether pursuant to this Agreement or otherwise, shall result in the making of any such payment;

                        (ix) The Company has not requested or received a ruling or determination from any Governmental Authority or signed a closing or other agreement with any Governmental Authority, in either case with respect to Taxes;

                        (x) The Company is not a party to, is not bound by, or does not have any obligation under, any Tax sharing agreement, Tax indemnification agreement or similar contract or arrangement (collectively, "TAX INDEMNIFICATION AGREEMENTS"); as of the date of this Agreement, the Company has no knowledge of any potential Liability to any Person as a result of, or pursuant to, any such Tax Indemnification Agreement, including any tax Indemnification Agreement set forth on Schedule 2.9(x);

                        (xi) The Company has previously delivered or made available to NaviSite true, correct and complete copies of (a) all audit reports, letter rulings, technical advice memoranda and similar documents issued by a Governmental Authority relating to the United States federal, state, local or foreign Taxes due from or with respect to the Company, (b) all United States federal Tax Returns, and those state, local and foreign Tax Returns filed by the Company or any Subsidiary (or, in each case, on its behalf) for tax periods ending on or after

            December 31, 2000 and (c) all closing agreements entered into by the Company with any Governmental Authority with respect to Taxes; the Company will deliver to NaviSite all materials with respect to the foregoing for all matters arising after the date hereof.

                        (xii) The Company does not have any Liability for Taxes
            of another Person (other than the affiliated group of which the Company is now the common parent) under Section 1.1502-6 of the Treasury regulations promulgated under the Code (the "TREASURY REGULATIONS") or any similar provision under state, local or foreign Law, by contract or otherwise;

                        (xiii) The Company does not have any deferred
            intercompany gain or loss arising as a result of a deferred intercompany transaction within the meaning of Section 1.1502-13 of the Treasury Regulations (or similar provision under state, local or foreign Law) or any excess loss account under Section 1.1502-19 of the Treasury Regulations (or similar provision of state, local or foreign Law);

                        (xiv) Since December 31, 2003, neither the Company nor
            any Subsidiary has incurred any Liability for Taxes other than in the ordinary course of business;

                        (xv) No claim has been made, nor does the Company reasonably expect that a claim will be made by a Governmental Authority in a jurisdiction where the Company or any Subsidiary does not file Tax Returns that the Company or any Subsidiary is or may be subject to taxation by that jurisdiction;

                        (xvi) The Company has not been a United States real
            property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period described in Section 897(c)(1)(A)(ii) of the Code

                        (xvii) Neither the Internal Revenue Service (the "IRS")
            nor any other Governmental Authority is asserting as of the date of this Agreement by written notice to the Company or, to the Company's knowledge, threatening as of the date of this Agreement to assert against the Company, any deficiency or claim for any amount of additional Taxes; and

                        (xviii) No federal, state, local or foreign audits or
            other administrative proceedings or court proceedings are pending as of the date of this Agreement with regard to any Taxes or Tax Returns of the Company and the Company has not received a written notice prior to the date of this Agreement of any actual or threatened audits or proceedings or is otherwise aware of any such audits or proceedings.

                  (b)   For the purposes of this Agreement:

                        (i) "TAXES" shall mean any United States federal, state or local or non-U.S. income, gross receipts, license, severance, occupation, premium, environmental (including taxes under Code Section 59A), customs duties, profits, disability, registration, alternative or add-on minimum, estimated, withholding, payroll, employment, unemployment, social security (or similar), excise, sales, use, value-added, occupancy, franchise, real property, personal property, business and occupation, windfall profits, capital stock, stamp, transfer or other tax, charge, fee or imposition in the nature of Taxes, whether computed on a separate, consolidated, unitary, combined or other basis, including any interest, penalties, additions or assessments with respect thereto, whether disputed or not;

                        (ii) "TAX LAW" means the Law (including any applicable regulations or any administrative pronouncement) of any Governmental Authority relating to any Tax;

                        (iii) "TAX RETURNS" shall means any U.S. federal, state,
            local or foreign return, declaration, report, claim for refund, amended return, declaration of estimated Tax or information return or statement relating to Taxes, and any schedule, exhibit, attachment or other materials submitted with any of the foregoing, and any amendment thereto;

                        (iv) "LAW" means any non-U.S. or United States federal, state or local law, statute, rule, regulation, ordinance, standard, requirement, administrative ruling, order or process (including any zoning or land use law or ordinance, building code, Environmental Law, securities, stock exchange, blue sky, civil rights, employment, labor or occupational health and safety law or regulation or any law, order, rule or regulation applicable to federal contractors) or administrative interpretation thereof, and any court, or arbitrator's order or process; and

                        (v) "LIABILITY" means any debt, liability, commitment or obligation of any kind, character or nature whatsoever, whether known or unknown, secured or unsecured, fixed, absolute, contingent or otherwise, and whether due or to become due.

      SECTION 2.10. EMPLOYEE BENEFIT PLANS.

                  (a) Schedule 2.10 hereto contains a true, correct and complete list of each deferred compensation and each bonus or other incentive compensation, stock purchase, stock option and other equity or equity based compensation plan, program, agreement or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare plan," fund or program (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); each profit sharing, stock bonus or other "pension plan," fund or program (within the meaning of Section 3(2) of ERISA); each employment, "change in control," termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated (an "ERISA AFFILIATE"), that together with the Company would be deemed a "single employer" within the meaning of Section 414(b), (c), (m) or (o) of the Code, or to which the Company or an ERISA Affiliate is party, whether written or oral, for the benefit of any employee or former employee of the Company (the "EMPLOYEE PLANS"); provided that with respect to Employee Plans established or maintained primarily for employees or former employees working outside the United States only material Employee Plans are listed. "FORMER EMPLOYEE PLAN" shall mean any Employee Plans of Surebridge or any Subsidiary sponsored, maintained, or contributed to within the last three years, notwithstanding that such plans are not listed on Schedule 2.10. Neither the Company nor any ERISA Affiliate has any commitment or formal plan, whether legally binding or not, to create any additional material employee benefit plans or modify or change, in any material way, any existing Employee Plans and no condition exists which would prevent the Company from terminating any Employee Plans (other than Employee Plans required to be maintained under applicable Law) without material liability to the Company (other than for benefits accrued at the time of such termination), except to the extent limited by Law.

                  (b) With respect to each Employee Plan, the Company has heretofore delivered or made specifically available to NaviSite a current, true, correct and complete copy (or, to the extent no such copy exists, an accurate description) thereof (including any amendments thereto) and, to the extent applicable: (i) any related trust agreement or other funding instrument; (ii) the most recent IRS determination letter; (iii) the most recent summary plan descriptions or other reports and summaries required under ERISA or the Code; (iv) any material written communication (or a description of any material oral communications) to participants since January 1, 2003 concerning the Employee Plans; and (v) for the most recent year for which such documents are available, the Form 5500 and attached schedules, audited financial statements and actuarial valuation reports and any attorney response to any auditor request. Each Employee Plan and Former Employee Plan intended to be "qualified" within the meaning of
      Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code and, to the knowledge of the Company, no event has occurred or circumstance exists that would reasonably be expected to affect such qualified status. Each Employee Plan and Former Employee Plan intended to satisfy the requirements of Section 501(c)(9) has satisfied such requirements.

                  (c) None of the Employee Plans or Former Employee Plans is a "multiemployer plan," as such term is defined in Section 3(37) of ERISA (a "MULTIEMPLOYER PLAN"), nor is or was any Employee Plan or Former Employee Plan subject to Section 302 or Title IV of ERISA or Section 412 of the Code. No Liability under Title IV or Section 302 of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring any such Liability. Neither the Company nor any ERISA Affiliate sponsors, maintains, contributes to or has an obligation to contribute to, or has at any time sponsored, maintained, contributed to or had an obligation to contribute to, any Multiemployer Plan or any pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA.

                  (d) Except as set forth on Schedule 2.10, neither the Company nor, to the knowledge of the Company, any Employee Plan, any Former Employee Plan, any trust created thereunder, or any trustee or administrator thereof, has engaged in a transaction in connection with which the Company, any Employee Plan, any Former Employee Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any Employee Plan or any Former Employee Plan or any such trust could be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code. To the knowledge of the Company, there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code and other than a transaction that is exempt under a statutory or administrative exemption) with respect to any Employee Plan or any Former Employee Plan that could result in any material liability to the Company or an ERISA Affiliate.

                  (e) Except as set forth on Schedule 2.10, each Employee Plan and Former Employee Plan has been operated and administered in all material respects in accordance with its terms and applicable Law, including but not limited to ERISA and the Code, and all contributions required to be made under the terms of any of the Employee Plans or any Former Employee Plan as of the date of this Agreement have been timely made or, if not yet due, have been properly reflected on the Company Financial Statements except for any failure to do so which would not reasonably be expected to result in any material liability to the Company or an ERISA Affiliate.

                  (f) Except as set forth on Schedule 2.10, no Employee Plan or Former Employee Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Company for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable Law, (ii) death benefits under any "pension plan," or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary). The Company and each ERISA Affiliate are in material compliance with (i) the requirements of the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the regulations (including proposed regulations) thereunder and any similar state law and (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations (including the proposed regulations) thereunder.

                  (g) Except as set forth on Schedule 2.10, the consummation of the transactions contemplated hereby will not (i) entitle any current or former employee or officer of the Company to severance pay, unemployment compensation or any other payment, (ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefits due any such employee or officer or (iii) prevent the Company from amending or terminating any Employee Plan or Former Employee Plan.

                  (h) Except as set forth on Schedule 2.10, there are no pending or, to the knowledge of the Company, threatened or anticipated claims by or on behalf of any Employee Plan or Former Employee Plan, by any employee or beneficiary covered under any such Employee Plan or Former Employee Plan with respect to such plan, or otherwise involving any such Employee Plan or Former Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor (other than routine claims for benefits).

                  (i) With respect to each Employee Plan and Former Employee Plan that is subject to the Law of any jurisdiction outside the United States (each, a "FOREIGN BENEFIT PLAN"):

                        (i) all employer and employee contributions to each Foreign Benefit Plan required by Law or by the terms of such Foreign Benefit Plan have been timely made in all material respects, or, if applicable, accrued, in accordance with applicable accounting practices;

                        (ii) the fair market value of the assets of each funded Foreign Benefit Plan, the Liability of each insurer for any Foreign Benefit Plan funded through insurance or the book reserve established for any Foreign Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of December 31, 2003, with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Benefit Plan and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations;

                        (iii) the Foreign Benefit Plan has been maintained in
            all material respects in accordance with all applicable Laws and, if intended to qualify for special tax treatment, the Foreign Benefit Plan meets all requirements for such treatment, except for any failure to do so which would not result in any material liability to the Company; and

                        (iv) each Foreign Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable Governmental Authorities.

      SECTION 2.11. REAL AND PERSONAL PROPERTY.

                  (a) Schedule 2.11(a) sets forth a list of all real properties leased by the Company (the "LEASED REAL PROPERTY") and all addresses, approximate square footage and expiration dates thereof. True and complete copies of the leases (including all amendments, subordination and non-disturbance agreements, estoppel certificates and related documents) (each, a "LEASE" and collectively, the "LEASES") have been delivered or made available to NaviSite. With respect to each Lease required to be listed on Schedule 2.11(a):

                        (i) the Company has good, valid and enforceable leasehold interests to the leasehold estate in the Leased Real Property granted to the Company pursuant to each pertinent Lease, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity; and

                        (ii) each of said Leases has been duly authorized and executed by the Company and is in full force and effect and there is no existing material default by the Company under any of the Leases.

                  (b) Schedule 2.11(b) sets forth a true, correct and complete list of all equipment, fixtures and trade fixtures of the Company as of March 31, 2004. Except as set forth on Schedule 2.11(b), the Company has good title to all of its tangible personal property and assets shown on the Base Balance Sheet or acquired after the date of the Base Balance Sheet, free and clear of any mortgage, pledge, Lien, conditional sale agreement, security title, encumbrance or other charge (collectively, "ENCUMBRANCES"), except for (i) assets which have been disposed of to nonaffiliated third parties since December 31, 2003 in the ordinary course of business, (ii) Encumbrances reflected in the Base Balance Sheet, (iii) Encumbrances for current Taxes not yet due and payable, and (iv) Permitted Liens.

                  (c) The Company does not own, and never has owned, any real property.

      SECTION 2.12. LABOR AND EMPLOYMENT MATTERS. Except as set forth in
Schedule 2.12 hereto:

                  (a)   There is no:

                        (i) collective bargaining agreement or any other agreement, whether in writing or otherwise, with any labor organization, union, group or association ("LABOR Organization") applicable to the employees of the Company and the Company is not subject to any charge, demand, petition or representation proceeding seeking to compel, require or demand it to bargain with any labor union or labor organization nor, as of the date of this Agreement, is there pending or, to the Company's knowledge, threatened, any material labor strike, dispute, walkout, work stoppage, slow down or lockout involving the Company or action, dispute or employment related complaint by or with respect to any employees of the Company;

                        (ii) unfair labor practice complaint pending or, to the knowledge of the Company, threatened against the Company before the National Labor Relations Board or any other federal, state local or foreign agency;

                        (iii) pending or, to the knowledge of the Company,
            threatened representation question or union or labor organizing activities with respect to employees of the Company.

                  (b) During the past three years, the Company has not effectuated (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company; or (ii) a "mass layoff" (as defined in the WARN Act (which is defined in Section 6.1(d))) affecting any site of employment or facility of the Company; nor has the Company been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign Law. The employees of the Company have not suffered an "employment loss" (as defined in the WARN Act) since three months prior to the date of this Agreement.

                  (c) The Company has at all times and in all material respects properly classified each of their respective employees as employees and each of their independent contractors as independent contractors, as applicable, and no indication has been received from any Governmental Authority that such contractors would be considered employees for employment law or tax purposes at any time.

                  (d) The Company has at all times paid its respective employees in conformance with applicable federal, state, local and foreign wage and hour laws. There are not presently pending, or to the knowledge of the Company threatened, any claims with respect to working hours or the payment of wages, overtime or any other form of employee compensation.

                  (e) The Company does not, formally or informally, have a custom or practice of paying ex-gratia severance payments to employees.

      SECTION 2.13. CONTRACTS AND COMMITMENTS.

                  (a) Schedule 2.13 sets forth a true, complete and correct list of the top 25 customers (and their known affiliates) of the Company based on revenues for the fiscal year ended December 31, 2003. Schedule
      2.13 sets forth a true, complete and correct list (including all amendments, modifications or supplements with respect thereto) of the following agreements (written or oral) to which Surebridge or any Subsidiary is a party to the extent any such agreement (i) is currently in effect or (ii) has been terminated on or prior to the date hereof but contains provisions that survived such termination and such provisions are currently in effect (other than provisions that customarily survive such termination and do not relate to the principal business purpose of such agreement and which do not create any material or ongoing financial or other liability to NaviSite):

                        (i) Any loan agreement, note, mortgage, indenture, security agreement and other agreement and instrument relating to the borrowing of money or other agreement (or group of related agreements) that requires the payment by the Company in excess of $75,000, other than any agreement that is otherwise terminable by the Company without penalty or termination fee with no greater than 60 days notice;

                        (ii) Any agreement (or group of related agreements) between the Company and its top 25 customers (or their known Affiliates) by revenues for the fiscal year ended December 31, 2003;

                        (iii) Any agreement concerning the establishment or
            operation of a partnership, joint venture or limited liability company;

                        (iv) Any agreement (or group of related agreements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) involving more than $50,000 or under which it has imposed (or may impose) an Encumbrance on any of its assets, tangible or intangible;

                        (v) Any agreement for the disposition of any portion of the assets or business of the Company (other than sales in the ordinary course of business) or any agreement for the acquisition of the assets or business of any other entity (other than purchases in the ordinary course of business);

                        (vi) Any agreement concerning non-competition, exclusivity, non-solicitation, non-recruitment or other such covenants that restricts any conduct of any business by the Company in each case with respect to geographical area of operations or scope or type of business of the Company (other than (A) non-competition agreements entered into between the Company and its employees or consultants and which do not restrict the Company with respect to non-competition or (B) customer contracts and non-disclosure agreements with standard non-solicitation of employee provisions);

                        (vii) Any employment or consulting agreement (other than
            offer letters for at-will employment for employees that do not provide for any severance benefit upon such employee's termination in excess of the Company's standard severance policy set forth on
            Schedule 2.13);

                        (viii) Any collective bargaining or similar agreement;

                        (ix) Any agreement involving any current officer, employee, director or shareholder of the Company (including non-standard provisions in offer letters which provisions require payment by Surebridge in excess of $5,000) or consulting agreement with an individual involving payments by the Company in excess of $85,000 per annum other than agreements entered into in connection with the issuance and exercise of options;

                        (x)   Any buy-sell or barter agreements;

                        (xi) Any derivative contracts and other hedging arrangements;

                        (xii) Any acquisition agreement, by means of asset
            purchase, merger, stock purchase, asset purchase, consolidation or other similar transaction, of a person or business by the Company (each, an "ACQUISITION") pursuant to which (a) there are liabilities or obligations incurred with respect to such Acquisition in excess of $100,000 that are outstanding or contingent as of the date hereof and (b) there exist any outstanding disputes between the Company, on the one hand, and one or more of the selling parties in such Acquisition, on the other hand, which relate to the Acquisition; and

                        (xiii) Any other material agreement, including a
            guarantee, not entered into in the ordinary course of business.

                  (b) All contracts, agreements and instruments required to be listed in Schedule 2.13 (the "MATERIAL CONTRACTS") are valid and are in full force and effect and constitute legal, valid and binding obligations of the Company and, to the knowledge of the Company, of the other parties thereto, and are enforceable in accordance with their respective terms subject, in each case, to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally. The Company has no knowledge of, and has not received, any notice regarding termination of any Material Contracts and the Company has no knowledge of any customer which has indicated that it intends to terminate any Material Contract or not renew upon its expiration. The Company is not in default and to the knowledge of the Company, no other party in material default in complying with any provisions of any Material Contract, and to the knowledge of the Company, no condition or event or fact exists which, with notice, lapse of time or both, could constitute a material default thereunder on the part of the Company. The Company has delivered or made available to NaviSite a true, correct and complete copy of each of the Material Contracts.

      SECTION 2.14 INTELLECTUAL PROPERTY.

                  (a)   For purposes of this Agreement,

                        (i) "INTELLECTUAL PROPERTY ASSETS" means all of the following, to the extent owned, licensed or used by the Company:

                              (A)   the Products (as defined below);

                              (B) all patents, patent applications, patent rights, and inventions and discoveries and invention disclosures (whether or not patented) used by or related to the Company (collectively, "PATENTS");

                              (C)   all trade names, trade dress, logos,
                  packaging design, slogans, Internet domain names, registered and unregistered trademarks and service marks and applications used by or related to the Company (collectively, "MARKS");

                              (D)   all copyrights in both published and
                  unpublished works, including without limitation all compilations, databases and computer programs, and all copyright registrations and applications, and all derivatives, translations, adaptations and combinations of the above used by or related to the Company (collectively, "Copyrights");

                              (E) all know-how, trade secrets, confidential or proprietary information, research in progress, algorithms, data, designs, processes, formulae, drawings, schematics, blueprints, flow charts, models, prototypes, techniques, Company designed reports, Beta testing procedures and Beta testing results used by or related to the Company (collectively, "TRADE SECRETS");

                              (F) all goodwill, franchises, licenses, permits, consents, approvals, technical information, telephone numbers, and claims of infringement against third parties used by or related to the Company (the "RIGHTS"); and

                              (G) all customer lists and telephone numbers, names of potential sales leads, business strategies, outside analysts' plans and reports, outlooks, forecasts and other similar documents used by or related to the Company (collectively, "OTHER INTANGIBLES").

                        (ii) "PRODUCTS" means those services (including hosting and application management), computer programs, solutions and related documentation sold, marketed, or provided by the Company as of the date hereof.

                        (iii) "NONDISCLOSURE CONTRACTS" means all nondisclosure
            and/or confidentiality agreements entered into between the Company and persons in connection with disclosures by the Company relating to the Products and the Intellectual Property Assets.

                  (b) Ownership of Intellectual Property Assets. The Company is the exclusive owner of, and has good, valid and marketable title to all of the Intellectual Property Assets, free and clear of all mortgages, pledges, charges, Liens, equities, security interests, or other encumbrances or agreements, and has the right to use without payment to a third party (except as set forth in Schedule 2.14) all of the Intellectual Property Assets. No claim is pending or, to the Company's knowledge, threatened against the Company and/or its directors, officers, employees, and consultants to the effect that (i) the Company's right, title and interest in and to the Intellectual Property Assets is reduced, invalid or unenforceable by the Company or that any of the Intellectual Property Assets infringes, misappropriates, dilutes or otherwise violates the rights of a third party, or (ii) challenging the Company's ownership or use of, or the validity, enforceability or registerability of, any Intellectual Property Assets and, to the knowledge of the Company, there is no reasonable basis for a claim regarding any of the foregoing. There exists no prior act or current conduct or use by the Company or any third party that would void or invalidate any Intellectual Property Assets owned by the Company that is used or is necessary for the conduct of the Company's business as currently conducted, or give cause to any licensor of Intellectual Property Assets licensed to the Company to terminate or otherwise impair the rights of the Company pursuant to any such license agreement. The Company has not brought or threatened a claim against any person (i) alleging infringement, misappropriation, dilution or any other violation of the Intellectual Property Assets or the Intellectual Property that is the subject of any license agreement, or
      (ii) challenging any person's ownership or use of, or the validity, enforceability or registerability of, any Intellectual Property Assets and, to the knowledge of the Company, there is no reasonable basis for a claim regarding any of the foregoing. Except as set forth in Schedule 2.14, all former and current employees of the Company have executed written instruments with the Company that assign to the Company all rights to any inventions, improvements, discoveries or information relating to the business of the Company. No current or former shareholder, partner, director, officer, employee or contractor of Company (or any of their respective predecessors in interest) has or will have, after giving effect to the transactions contemplated by this Agreement, any legal or equitable right, title or interest in or to, or any right to use, directly or indirectly, in whole or in part, any of the Intellectual Property Assets. All Intellectual Property Assets were developed by either (i) employees of the Company within the scope of their employment, or (ii) independent contractors who have assigned all of their rights in such Intellectual Property Assets to the Company pursuant to a written agreement.

                  (c) Patents. Schedule 2.14 sets forth a complete and accurate list and summary description of all Patents. All of the issued Patents owned by the Company are currently in compliance with formal legal requirements (including without limitation payment of filing, examination and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or Taxes or actions falling due within ninety (90) days after the Closing Date. In each case where a Patent is held by the Company by assignment, the assignment has been duly recorded with the U.S. Patent and Trademark Office and all other jurisdictions of registration. No issued Patent has been or is now involved in any interference, reissue, re-examination or opposition proceeding. To the Company's knowledge, there is no potentially interfering patent or patent application of any third party.

                  (d) Trademarks. Schedule 2.14 sets forth a complete and accurate list and summary description of all Marks. Except as set forth on
      Schedule 2.14, all Marks that have been registered with the United States Patent and Trademark Office and/or any other jurisdiction are currently in compliance with formal legal requirements (including without limitation the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or Taxes or actions falling due within ninety (90) days after the Closing Date. In each case where a Mark is held by the Company by assignment, the assignment has been duly recorded with the U.S. Patent and Trademark Office and all other jurisdictions of registration. No registered Mark has been or is now involved in any opposition, invalidation or cancellation proceeding and, to the Company's knowledge, no such action is threatened with respect to any of the Marks. All products and materials containing a Mark bear the proper notice where permitted by Law. No Marks have been abandoned by the Company, and no Marks are the subject of a pending application for registration that is based on the Company's use of, or bona fide intent to use, such Marks. To the knowledge of the Company, there has been no prior use of such Marks by any third party which would confer upon said third party superior rights in such Marks, and the Company has adequately policed the Marks against third party infringement so as to maintain the validity of such Marks.

      To the knowledge of the Company, there has been no prior use of such Marks by any third party which would confer upon said third party superior rights in such Marks, and the Company has adequately policed the Marks against third party infringement so as to maintain the validity of such Marks.

                  (e) Copyrights. Schedule 2.14 sets forth a complete and accurate list and summary description of all Copyrights. All Copyrights that have been registered with the United States Copyright Office are identified on such Schedule and are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any fees or Taxes or actions falling due within ninety (90) days after the Closing Date. In each case where a Copyright is held by the Company by assignment, the assignment has been duly recorded with the U.S. Copyright Office and all other jurisdictions of registration. None of the source or object code, algorithms, or structure included in the Products is copied from, based upon, or derived from any other source or object code, algorithm or structure in violation of the rights of any third party. Any substantial similarity of the Products to any computer program owned by any third party did not result from the Products being copied from, based upon, or derived from any such computer software program in violation of the rights of any third party.

                  (f) Trade Secrets. Except as set forth on Schedule 2.14, the Company has taken all reasonable measures (including, without limitation, entering into appropriate confidentiality and nondisclosure agreements with all officers, directors, employees, and consultants of the Company and any other persons with access to the Trade Secrets) to protect the secrecy, confidentiality and value of all Trade Secrets. To the knowledge of the Company, there has not been any breach by any party to any such confidentiality or non-disclosure agreement. To the Company's knowledge, the Trade Secrets have not been disclosed by the Company to any person or entity other than employees or contractors of the Company who needed to know and use the Trade Secrets in the course of their employment or contract performance, and then only pursuant to a written agreement containing non-disclosure obligations that adequately protect Company's proprietary interests in such Trade Secrets. To the Company's knowledge, the Company has the right to use, free and clear of claims of third parties, all Trade Secrets. To the knowledge of the Company, no third party has asserted that the use by the Company of any Trade Secret violates the rights of any third party. To the knowledge of the Company, no third Person that is a party to any agreement with the Company or any of its Subsidiaries containing obligations of non-disclosure with respect to such Trade Secrets is in breach or default thereof.

                  (g) Other Intangibles. The Company has provided to NaviSite access to all of its Other Intangibles used by the Company.

                  (h) Exclusivity of Rights. The Company has the exclusive right to use, license, distribute, transfer and bring infringement actions with respect to the Intellectual Property Assets, except for the rights of any licensor or supplier of licensed Intellectual Property Assets referred to in Schedule 2.14. Except as set forth on Schedule 2.14, the Company (i) has not licensed or granted to anyone rights of any nature to use, promote, market, sell, distribute or license any of its Intellectual Property Assets; and (ii) is not obligated to and does not pay royalties or other fees to anyone for the Company's ownership, use, license or transfer of any of its Intellectual Property Assets. The Intellectual Property Assets, and, to the knowledge of the Company, the Intellectual Property owned by third Persons that is the subject of a license agreement, has been duly maintained, is valid and subsisting, in full force and effect and has not been cancelled, expired or abandoned.

                  (i) Affirmative Obligations. Except as set forth in Schedule 2.14, the Company has no obligation to any other person to maintain, modify, improve or upgrade the Products.

                  (j) Infringement. None of the Intellectual Property Assets of the Company or the Products or the modifications made by the Company to the Products sold by the Company (excluding any third-party rights or products incorporated into such Products for which the Company has a valid license) infringes or is alleged to infringe any patent, trademark, service mark, trade name, copyright or other proprietary right or is a derivative work based on the work of any other person, except as set forth in Schedule 2.14.

      SECTION 2.15. ENVIRONMENTAL MATTERS.

                  (a) The Company is in material compliance with Environmental Laws (which compliance includes, but is not limited to, the possession by the Company of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof). The Company has not received any written notice, report or other information regarding any actual or alleged material violation of Environmental Laws, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to the Company or its facilities arising under Environmental Laws. There is no Environmental Claim pending or, to the knowledge of the Company, threatened against the Company. There are no past or present actions, activities, circumstances, conditions, events or incidents which reasonably would be expected to form the basis of an Environmental Claim against the Company.

                  (b) "ENVIRONMENTAL CLAIM" means any action, investigation or notice by any Person alleging potential Liability (including potential Liability for investigatory costs, Cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, release or threatened release of any hazardous materials at any location, whether or not owned or operated by the Company, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

                  (c) "ENVIRONMENTAL LAWS" means all applicable federal, state and local statutes or laws, judgments, orders, regulations, licenses, permits, rules and ordinances relating to pollution or protection of health, safety or the environment, including, but not limited to the Federal Water Pollution Control Act (33 U.S.C.Section 1251 et seq.), Resources Conservation and Recovery Act (42 U.S.C.Section 6901 et. seq.), Safe Drinking Water Act (42 U.S.C.Section 3000(f) et. seq.), Toxic Substances Control Act (15 U.S.C.Section 2601 et seq.), Clean Air Act (42 U.S.C.Section 7401 et. seq.), Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.Section 9601 et seq.), and other similar state and local statutes.

      SECTION 2.16. INSURANCE. Schedule 2.16 sets forth a true and correct summary of the insurance policies or binders held by, or for the benefit of, the Company and its directors, officers, employees and agents, including the underwriter of such policies and the amount of coverage thereunder. The Company has delivered or made available to NaviSite true, correct and complete copies of such policies and binders. Except as set forth in Schedule 2.16 hereto, (a) all such policies or binders are in full force and effect and no premiums due and payable thereon are delinquent, (b) there are no pending material claims against such insurance policies or binders by the Company as to which the insurers have denied Liability, (c) the Company has complied in all material respects with the provisions of such policies and (d) there exist no material claims under such insurance policies or binders that have not been properly and timely submitted by the Company to its insurers. Except as set forth in Schedule 2.16 hereto, the insurance coverage provided by such policies or insurance will not terminate or lapse by reason of the transactions contemplated by this Agreement and, following the Closing Date, the Company will continue to be covered under such policies for events occurring prior to the Closing Date. Except as set forth in
Schedule 2.16 hereto, no such policy provides for or is subject to any currently enforceable retroactive rate or premium adjustment or loss sharing arrangement arising wholly or partially out of events arising prior to the date hereof. The Company maintains insurance coverage in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of the Company (taking into account the cost and availability of such insurance). Schedule 2.16 sets forth a list of all claims for losses exceeding $50,000 submitted to insurers during the 18-month period ending on the date of this Agreement.

      SECTION 2.17. BROKERS. The Company has not entered into any contract entitling any agent, broker, investment banker, financial advisor or other firm or person to any broker's, finder's, success fee or any other commission or similar fee in connection with the transactions contemplated hereby.

      SECTION 2.18. COMPLIANCE WITH LAWS. EXCEPT AS SET FORTH ON SCHEDULE 2.18:

                  (a) The Company is not in default or violation of, and to the knowledge of the Company, no event has occurred with respect to the Company which, with the lapse of time or the giving of notice or both, would result in the violation of or default under, any Law applicable to Company or by which any property or asset of Company is bound, except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect. The Company has not received any written notice or written communication from any Governmental Authority alleging noncompliance with any applicable Law. The Company is not subject to reporting or registration under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

                  (b) To the knowledge of the Company, neither the Company nor any of its directors, officers, agents or employees has in the past three years (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or
      (iii) made any other unlawful payment.

                  (c) The Company is in possession of all authorizations, licenses, permits, certificates, and approvals of any Governmental Authority necessary for the Company to own, lease and operate its properties or to carry on its respective businesses substantially as it is being conducted as of the date hereof (the "COMPANY PERMITS"), and all such Company Permits are valid, and in full force and effect, except where the failure to have, or the suspension or cancellation of, or failure to be valid or in full force and effect of, any of the Company Permits would not, individually or in the aggregate, reasonably be expected to (A) prevent or materially delay consummation of the transactions contemplated hereby, (B) otherwise prevent or materially delay performance by the Company of any of its material obligations under this Agreement or any Ancillary Agreement or (C) result in a Material Adverse Effect.

      SECTION 2.19. TRANSACTIONS WITH AFFILIATES. Except as provided on Schedule 2.19, there are no loans, leases or other agreements or transactions between the Company or any present or former stockholder, director, officer or employee of the Company, or to the Company's knowledge, any person controlled by such officer, director, employee or stockholder or his or her immediate family. Except as set forth in Schedule 2.19 hereto, to the knowledge of the Company, as of the date hereof none of such persons has any direct or indirect ownership interest in any firm or entity, except for less than a 1% interest in any publicly-held corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company. Except as set forth in Schedule 2.19 hereto, no employee, officer or director of the Company and no member of the immediate family of such persons is directly or indirectly interested in any Material Contract with the Company or has or claims to have any interest in the Intellectual Property Assets of the Company.

      SECTION 2.20. [INTENTIONALLY OMITTED.].

      SECTION 2.21. BOOKS AND RECORDS. The books and records, minute books, stock record books and similar records of Surebridge and its Subsidiaries contain (as applicable) complete and accurate records of all actions taken since January 2000 at any meeting of Surebridge's shareholders, board of directors or any committee thereof, and all written consents executed in lieu of the holding of such meeting, other than with respect to recent meetings or written consents for which summaries of such meetings and actions have been provided to NaviSite (other than with respect to the transactions contemplated hereby).

      SECTION 2.22. BANK ACCOUNTS. Schedule 2.22 sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains safe deposit boxes, checking accounts or other accounts of any nature the available balance of which customarily exceeds $5,000, and from which it has obtained a letter of credit, line of credit, equity line or other such financing.

      SECTION 2.23. SECURITIES LAW MATTERS.

                  (a) Surebridge is an "Accredited Investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (collectively with the rules and regulations promulgated thereunder, the "SECURITIES ACT"). Surebridge is acquiring the Parent Shares and the Notes for its own account, for investment, and not with a current view to any "distribution" thereof within the meaning of Regulation D and the Securities Act other than pursuant to an effective registration statement or a valid exemption from registration under the Securities Act. Surebridge is able to bear the economic risk of loss of its investment in Parent. Surebridge represents that by reason of its or its management's or board's business or financial experience, Surebridge has the capacity to protect its own interests in connection with the transactions contemplated hereby. Surebridge has had a reasonable opportunity to review Parent's Public Filings and a reasonable opportunity to discuss NaviSite's business, management, financial affairs and operations with officers and management of NaviSite and has had the opportunity to review NaviSite's operations and facilities. Surebridge also has had the opportunity to ask questions of, and receive answers from, NaviSite and its management regarding the terms and conditions of Surebridge's investment in the Parent Shares and the Notes.

                  (b) Surebridge understands that because the Parent Shares and the Notes have not been registered under the Securities Act nor under securities or "blue sky" laws of any jurisdiction, it cannot dispose of any or all of such securities unless such securities are subsequently registered under the Securities Act or exemptions from such registration are available. Surebridge understands that the Parent Shares and the Notes are being offered and sold pursuant to an exemption from registration under the Securities Act based in part upon the Company's representations contained in this Agreement. Surebridge understands that the Parent Shares and the Notes are subject to certain restrictions on transfer. Surebridge further understands that Parent may, as a condition to the transfer of any of such securities, require that the request for transfer be accompanied by an opinion of counsel as described below. Surebridge understands that each certificate representing the Parent Shares will bear a legend in substantially the form provided below (in addition to any legend required under applicable state securities laws and any appropriate legends with respect to the contractual restrictions and limitations on transferability).

            THE SHARES REPRESENTED HEREBY HAVE BEEN ACQUIRED BY THE HOLDER NAMED HEREON FOR THE HOLDER'S OWN ACCOUNT FOR INVESTMENT; AND SUCH SECURITIES MAY NOT BE PLEDGED, SOLD OR IN ANY OTHER WAY TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS IN EFFECT AT THAT TIME, OR AN OPINION OF COUNSEL

            REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

      SECTION 2.24. RULE 145 COMPLIANCE. As of the date hereof and as of Closing,

                        (i) neither this Agreement nor any plan or other agreement provides for dissolution of Surebridge;

                        (ii) neither this Agreement nor any plan or other agreement provides for the pro rata or similar distribution of the Parent Shares or the Notes; and

                        (iii) the transfer of the Purchased Assets is not part
            of a pre-existing plan for the distribution of the Parent Shares or the Notes to be delivered pursuant to the transactions contemplated hereby.

      SECTION 2.25. DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES; KNOWLEDGE; DISCLOSURE.

                  (a) NONE OF THE COMPANY OR ITS REPRESENTATIVES HAVE MADE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER RELATING TO THE COMPANY OR THE BUSINESS OF THE COMPANY OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS
      ARTICLE II.

                  (b) Without limiting the generality of the foregoing, none of the Company or such representatives of the Company has made, and shall not be deemed to have made, any representations or warranties in the materials relating to the business of the Company made available to NaviSite or in any presentation of the business of the Company in connection with the transactions contemplated hereby, and no statement contained in any of such materials or made in any such presentation shall be deemed a representation or warranty hereunder or otherwise. It is understood that any cost estimates, projections or other predictions, any data, any financial information or any memoranda or offering materials or presentations, made available by the Company and its representatives are not and shall not be deemed to be or to include representations or warranties of the Company, provided that the foregoing shall not alter any of the express representations and warranties in this Article II.

                  (c) Whenever a representation or warranty made by a party hereof refers to the "knowledge" (or words of similar import), such knowledge shall be deemed to refer to the actual knowledge which the members of the board of directors, the executive officers and other persons listed on Schedule 2.25 making such representation and warranty possess.

                     ARTICLE III - INTENTIONALLY LEFT BLANK

            ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF NAVISITE

      NaviSite Disclosure Schedule shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Article IV. The disclosures in any section or subsection of NaviSite Disclosure Schedule shall qualify other sections and subsections in this Article IV to the extent it is reasonably apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections. Except as set forth in NaviSite Disclosure Schedule attached hereto and delivered by NaviSite, NaviSite hereby represents and warrants to the Company as of the date hereof (or, if made as of a specified date, as of such date) and as of the Closing Date, as follows.

      SECTION 4.1. EXISTENCE; GOOD STANDING; AUTHORITY.

                  (a) Each of Buyer and Parent is a corporation is duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of Buyer and Parent has all requisite corporate power and authority and all necessary governmental licenses, authorizations, consents and approvals to own, operate, lease and encumber its properties and carry on its business as currently operated and conducted. Each of Buyer and Parent is duly licensed or qualified to do business as a foreign corporation, and is in good standing under the laws of any other jurisdiction in which the character or ownership of its properties or in which the transaction or character of its business makes such qualification necessary, except where the failure to be so licensed or qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect. Each of Buyer and Parent is not in violation of any provision of its certificate of incorporation or bylaws.

                  (b) Each of Buyer and Parent has the corporate power and authority to execute and deliver this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of each of Parent and Buyer pursuant to this Agreement and the Ancillary Agreements and to carry out the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the performance by each of Buyer and Parent of its obligations hereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of each of Buyer and Parent. No other corporate or similar action on the part of each of Buyer and Parent is necessary to authorize the execution and delivery of this Agreement by Buyer or Parent or the consummation by Buyer or Parent of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer and Parent and, assuming the due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes a legal, valid and binding obligation of Buyer and Parent, enforceable against Buyer and Parent in accordance with its terms.

      SECTION 4.2. NO CONFLICT. Neither the execution and delivery by Buyer or Parent of this Agreement and the other agreements, documents and instruments contemplated hereby, nor the consummation by Buyer or Parent of the transactions in accordance with the terms hereof and thereof, conflicts with or results in a breach of any provisions of Buyer's or Parent's certificate of incorporation or by-laws or other organizational documents. Except as set forth on Schedule 4.2, the execution and delivery by Buyer or Parent of this Agreement and the other agreements, documents and instruments contemplated hereby, and the consummation by Buyer or Parent of the transactions in accordance with the terms hereof and thereof, will not violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, lease, contract or other agreement to which Buyer or Parent is a party, or by which Buyer or Parent or any of its properties is bound, except, in each case, as would not have a Material Adverse Effect.

      SECTION 4.3. CONSENTS AND APPROVALS. Except as set forth on Schedule 4.3, the execution, delivery and performance of this Agreement by NaviSite will not require any consent, approval, permit, authorization or other action by, or filing with or notification to, any Governmental Authority, except the notification requirements of the HSR Act, if applicable.

      SECTION 4.4. LITIGATION. As of the date of this Agreement, other than as set forth in Parent's Public Filings (as defined in Section 4.6 hereof) or as set forth on Schedule 4.4, there is no litigation, action, suit, proceeding, inquiry, claim, arbitration or investigation pending or, to NaviSite's knowledge, threatened in writing, against NaviSite, or any of its assets or property or any directors or officers in their capacities as such or for which NaviSite is obligated to indemnify a third party. NaviSite is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree or any court or Governmental Authority or any arbitration ruling or any settlement or similar agreement or written arrangement with ongoing payment obligations relating to any dispute (or the resolution of a dispute) with any third party.

      SECTION 4.5. BROKERS. NaviSite has not incurred or become liable for any broker's commission or finder's fee relating to or in connection with this Agreement or the transactions contemplated hereby.

      SECTION 4.6. SECURITIES LAW MATTERS.

                  (a) Parent has timely filed with the Securities and Exchange Commission (the "SEC") all material forms, statements, reports and documents (the "PUBLIC FILINGS") required to be filed by it since January 1, 2003 under the Exchange Act, and the rules and regulations thereunder,
      (a) all of which, as amended, if applicable, complied when filed in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder, and (b) none of which, as amended, if applicable, contained, when filed, any untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made and at the time they were made, not misleading.

                  (b) Parent's reports, statements and documents filed by Parent pursuant to the Exchange Act, and its rules and regulations, as well as all filings and documents incorporated by reference therein, have been made available to the Company via the SEC's website at www.sec.gov or upon the specific request by the Company.

                  (c) The Parent Shares, when issued in accordance with this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and will be issued in compliance with applicable federal, state and foreign securities laws and all requirements set forth in contracts and when delivered by Parent to the Company pursuant to this Agreement, will be free and clear of any and all Encumbrances, other than Encumbrances resulting from this Agreement.

                  (d) The Notes when issued in accordance with this Agreement will be duly authorized and validly issued in compliance with applicable federal, state and foreign securities laws and all requirements set forth in contracts, and when delivered by Parent to the Company pursuant to this Agreement, will be free and clear of any and all Encumbrances, other than Encumbrances resulting from this Agreement.

      SECTION 4.7 .ABSENCE OF MATERIAL CHANGES. Since the date of the last Public Filing by Parent, there has been no event which had or could reasonably be expected to have a Material Adverse Effect on Parent, other than developments generally in the industry in which Parent operates.

      SECTION 4.8. CONDUCT OF BUSINESS. Except as set forth in its Public Filings and since the date of the last Public Filing, NaviSite has not (i) incurred any material obligation or liability (absolute or contingent) other than in the ordinary course of business and in amounts consistent with past practices; (ii) canceled, without payment in full, any material notes, loans or other obligations receivable or other debts or claims held by it other than in the ordinary course of business and in amounts consistent with past practices;
(iii) sold, assigned, transferred, abandoned, mortgaged, pledged or subjected to Lien any of its material properties, tangible or intangible, or rights under any material contract, permit, license, franchise or other agreement; (iv) conducted its business in a manner materially different from its business as conducted on such date; or (v) declared, made or paid or set aside for payment any cash or non-cash distribution on any shares of its capital stock. Except as disclosed in its Public Filings, NaviSite owns, possesses or has obtained all governmental, administrative and third-party licenses, permits, certificates, registrations, approvals, consents and other authorizations necessary to own or lease (as the case may be) and operate their properties, whether tangible or intangible, and to conduct their business or operations as currently conducted, except such licenses, permits, certificates, registrations, approvals, consents and authorizations the failure of which to obtain would not have a Material Adverse Effect on NaviSite.

      SECTION 4.9. COMPLIANCE WITH LAWS. Neither Buyer nor Parent is in default or violation of any Law applicable to it or by which any property or asset of Buyer or Parent is bound, except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect on Buyer or Parent. Neither Buyer nor Parent has received any written notice or written communication from any Governmental Authority alleging noncompliance with any applicable Law.

      SECTION 4.10 FINANCIAL STATEMENTS. The financial statements of Parent and the related notes contained in the Public Filings present fairly, in accordance with generally accepted accounting principles (except as may be indicated in the notes thereto and, in the case of unaudited quarterly financial statements, as permitted by Regulation S-X under the Exchange Act), the consolidated financial position of Parent as of the dates indicated and for the respective periods indicated therein (subject in the case of unaudited statements to normal and recurring year-end adjustments), and the results of its operations and cash flows for the periods therein specified. Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, except as disclosed in the Public Filings.

      SECTION 4.11 NASDAQ LISTING. Parent's common stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the Nasdaq SmallCap Market. Parent is in compliance with the continued listing requirements of the Nasdaq Marketplace Rules and has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the common stock under the Exchange Act or delisting the common stock from the Nasdaq SmallCap Market other than in connection with a quotation of Parent's common stock on the Nasdaq National Market or the American Stock Exchange. Parent knows of no reason why the Parent Shares will not be eligible for listing on Nasdaq.

      SECTION 4.12 CONTRACTS AND COMMITMENTS OF NAVISITE. Except as set forth on
Schedule 4.12, all material contracts, agreements and instruments of NaviSite are valid and are in full force and effect and constitute legal, valid and binding obligations of NaviSite and, to the knowledge of NaviSite, of the other parties thereto, and are enforceable in accordance with their respective terms subject, in each case, to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally. NaviSite has no knowledge of, and has not received, any written notice regarding termination of any such material contracts, agreements or instruments. Neither NaviSite nor, to the knowledge of NaviSite, is any other party in material default in complying with any provisions of any such material contract, agreement or instrument, and to the knowledge of NaviSite, no condition or event or fact exists which, with notice, lapse of time or both, could constitute a material default thereunder on the part of NaviSite.

      Whenever a representation or warranty made by Buyer or Parent hereof refers to the "knowledge" (or words of similar import), such knowledge shall be deemed to refer to the actual knowledge which the members of the board of directors, the executive officers and other persons listed on Schedule 4.12 making such representation and warranty possess.

                  ARTICLE V - CERTAIN COVENANTS OF THE PARTIES

      SECTION 5.1. CONDUCT OF BUSINESS PRIOR TO CLOSING. Surebridge agrees that, between the date hereof and the Closing Date, the Company shall continue to operate in the ordinary course of business, consistent with past practices, except as described in Schedule 5.1 as otherwise contemplated by this Agreement. In furtherance of the foregoing, except with the prior written consent of Parent, which consent will not be unreasonably withheld:

                  (a) The Company (i) shall use good faith reasonable efforts to (x) preserve intact its current business organization, (y) keep available the services of its current officers and employees and (z) maintain its relations and goodwill with all suppliers, customers, landlords, creditors, employees and other persons having business relationships with the Company, and (ii) shall pay its debts, taxes and other liabilities when due and perform other material obligations when due, except in the ordinary course of business consistent with past practices or if the Company is disputing the liability or obligation in good faith;

                  (b) The Company shall keep in full force all insurance policies;

                  (c) The Company shall not declare, accrue (other than regularly accruing dividends in the ordinary course), make, set aside or pay any dividend (whether payable in cash, stock, property or a combination thereof) or make any other distribution in respect of any shares of capital stock, shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities and shall not enter into any agreement with respect to the voting of its capital stock;

                  (d) The Company shall not sell, issue or authorize the issuance of (i) any capital stock or other security or (ii) any instrument convertible into or exchangeable for any capital stock or other security;

                  (e) None of Surebridge or any Subsidiary shall amend or permit the adoption of any amendment to such party's certificate of incorporation or bylaws or operating agreement or other such organizational documents, or effect any recapitalization, reclassification of shares or membership interests, stock split, reverse stock split or similar transaction, other than those amendments listed on Schedule 5.1;

                  (f) The Company shall not form any subsidiary or acquire any equity interest or other interest in any other entity;

                  (g) The Company shall not enter into any contract which contains any non-compete or exclusivity provisions with respect to any line of business or geographic area with respect to the Company or any of its Subsidiaries or which restricts the conduct of any line of business by the Company or any of its Subsidiaries or any geographic area in which the Company or any of its Subsidiaries may conduct business, or which otherwise restricts operation of the Company's business, in each case in any material respect, in each case other than non-compete agreements signed by employees incident to their employment by the Company or any of its Subsidiaries;

                  (h) The Company shall not make or approve any capital expenditure in excess of $50,000, except for such capital expenditures included in and contemplated by the Company's budget as set forth in
      Schedule 5.1(h), which has been approved by the Company's board of directors;

                  (i) The Company shall not (i) enter into, or permit any of the assets owned or used by it to become bound by, any (A) contract other than in the ordinary course of business or (B) Material Contract unless it is a customer contract, provided that the Company has provided notice via email to Ken Drake and one or more designated representatives of Parent at least one business day prior to execution of such customer contract, (ii) amend, cancel or prematurely terminate, or waive any material right or remedy under, or request any material change in, any Material Contract other than in the ordinary course of business consistent with past practice and in the case of a Material Contract that is a customer contract, if the Company has provided notice via email to Ken Drake and one or more designated representatives of Parent at least one business day prior to execution.

                  (j) The Company shall not waive, release, assign, settle or compromise any material claims, or any material litigation or arbitration;

                  (k) The Company shall not (i) acquire, lease or license any right or other asset from any other person, (ii) sell or otherwise dispose of or encumber, or lease or license, any right or other asset to any other person, or (iii) waive or relinquish any right, except for assets acquired, leased, licensed or disposed of by the Company in the ordinary course of business consistent with past practice or pursuant to existing Material Contracts. The Company shall not modify, amend or terminate, or waive, release or assign any material rights or claims with respect to any confidentiality or standstill agreement to which the Company is a party;

                  (l) Other than amounts that may be borrowed under the Company's existing credit agreement with Silicon Valley Bank (subject to borrowing limits as of the date hereof), the Company shall not incur or guarantee any other indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money;

                  (m) The Company shall not (i) establish, adopt or amend any employee benefit plan, (ii) pay any bonus (except for the payment of bonuses listed on Schedule 5.1(m) on the date hereof or bonuses to be paid in connection with the transactions contemplated by this Agreement as in existence as of the date hereof and previously made available to NaviSite) or make any profit-sharing payment, cash incentive payment or similar payment to, or increase the amount of the wages, salary, commissions, benefits or other compensation or remuneration payable or to become payable to, any of its directors, officers, employees or consultant, (iii) grant any rights to severance or termination pay to, or enter into any agreement to provide severance benefits with, any director, officer or other employee of the Company, (iv) establish, adopt, enter into of or amend of any thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee, except for the issuance of new stock options to new, non-executive employees in the ordinary course of business consistent with past practice and except for the termination of existing stock options, or to the extent required by applicable Law, or (v) take any affirmative action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any Employee Plans;

                  (n) The Company shall not change any of its methods, procedures, policies or principles of accounting or accounting practices;

                  (o) The Company shall not fail to be in material compliance with the terms of instruments evidencing indebtedness owed by the Company;

                  (p) The Company shall not write up, write down or write off the book value of any assets;

                  (q) The Company shall not make any material tax election or settlement or compromise of any liability for Taxes, if such election, settlement or compromise would have the effect of increasing the Tax liability of Surebridge or any of its Subsidiaries after the Closing Date or decreasing any Tax attribute of Surebridge or any Subsidiary existing on the Closing Date;

                  (r) The Company shall not (A) pre-pay any debt, or pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, contingent or otherwise), except in the ordinary course of business consistent with past practice and in accordance with their terms, or (B) fail to collect notes or accounts receivable except in the ordinary course of business consistent with past practice or enter into a factoring or discounting arrangement with a third party with respect to accounts receivable; and

                  (s) The Company shall not enter into any agreement, commitment or undertaking to do any of the activities prohibited by the foregoing provisions.

      SECTION 5.2. ACCESS TO INFORMATION.

                  (a) Without undue disruption of its business, between the date of this Agreement and the Closing Date, the Company shall give NaviSite and its representatives reasonable access upon reasonable notice and during times mutually convenient to NaviSite and senior management of the Company to the facilities, properties, employees, books, and records of the Company as from time to time may be reasonably requested. Notwithstanding the foregoing, no information or knowledge obtained by NaviSite during the course of any investigation conducted by NaviSite pursuant to this Section 5.2(a) shall: (i) affect or be deemed to modify in any respect any of the representations or warranties of the Company set forth in this Agreement (or in any certificate, instrument or other document delivered by the Company to NaviSite in connection with the transactions contemplated hereby), or the conditions to the obligations of the parties to consummate the transactions contemplated hereby in accordance with the terms and conditions hereof, or (ii) be deemed to amend or supplement the Company Disclosure Schedule, prevent or cure any misrepresentations, breach of warranty or breach of covenant by the Company.

                  (b) Any such investigation by NaviSite shall not unreasonably interfere with any of the businesses or operations of the Company. NaviSite shall not, prior to the Closing Date, have any contact whatsoever with respect to the Company or with respect to the transactions contemplated by this Agreement with any partner, lender, ground lessor, vendor, supplier, employee or consultant of the Company, except in consultation with the Company and then only with the express prior approval of the Company, which approval shall not be unreasonably withheld. All requests by NaviSite for access or information shall be submitted or directed exclusively to an individual or individuals to be designated by the Company.

      SECTION 5.3. CONFIDENTIALITY. The parties shall adhere to the terms and conditions of that certain Mutual Confidentiality Agreement dated November 12, 2003 by and between Surebridge and Parent (the "CONFIDENTIALITY AGREEMENT").

      SECTION 5.4. REGULATORY AND OTHER AUTHORIZATIONS; CONSENTS.

                  (a) The Company and NaviSite shall as soon as reasonably practicable use their good faith commercially reasonable efforts to obtain their respective authorizations, consents, orders, waivers and approvals and provide those notices necessary for their execution and delivery of, and the performance of their obligations pursuant to, this Agreement. The Company shall give any notices to third parties and use all commercially reasonable efforts to obtain any third party consents required to be listed on Schedules 2.4 or 2.7. In the event that either party shall fail to obtain any third party consent described in the first sentence of this
      Section 5.4, such party shall use reasonable efforts, and shall take reasonable actions to minimize any adverse effect upon NaviSite (and Surebridge, upon or after the Closing), and their respective businesses resulting, or which could reasonably be expected to result after the Closing, from the failure to obtain such consent.

                  (b) If required by the HSR Act and if the appropriate filing of a Pre-Merger Notification and Report Form pursuant to the HSR Act has not been filed prior to the date hereof, each party hereto agrees to make an appropriate filing of a Pre-Merger Notification and Report Form with respect to the transactions contemplated by this Agreement as soon as commercially practicable and to supply promptly any additional information and documentary material that may be requested pursuant to the HSR Act. The parties hereto will not take any action that will have the effect of delaying, impairing or impeding the receipt of any required approvals and shall promptly respond to any requests for additional information from any Governmental Authority or filings in respect thereof. Notwithstanding anything to the contrary herein, nothing in this Section 5.4 shall require NaviSite or the Company to agree to (i) the imposition of conditions, (ii) the requirement of divestiture of assets or property or (iii) the requirement of expenditure of money by NaviSite or the Company to a third party in exchange for any such consent. NaviSite shall pay all filing and related fees in connection with any such filings which must be made by any of the parties under the HSR Act.

                  (c) NaviSite shall use its good faith commercially reasonable efforts to assist and cooperate with the Company, at the Company's request, in obtaining the consents of third parties required to be listed in Schedules 2.4 or 2.7, including (i) providing to such third parties such financial statements and other financial information as such third parties may reasonably request, and (ii) executing agreements to effect the assumption of such agreements on or before the Closing Date. NaviSite's exercise of commercially reasonable efforts pursuant to the previous sentence shall not require NaviSite to pay any amounts to any third party.

      SECTION 5.5. FURTHER ACTION. Each of the parties hereto shall use its respective commercially reasonable efforts to take or cause to be taken all appropriate action, do or cause to be done all things necessary, proper or advisable, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement. Surebridge agrees that it shall use its good faith commercially reasonable efforts to assist and cooperate with Parent in the preparation of any registration statement, proxy statement, offering memoranda, information statement, filing with the SEC or document prepared for investors or stockholders, and shall furnish to Parent all information reasonably required with respect to the transactions contemplated hereby or other transactions not contemplated by this Agreement, including using reasonable efforts to cause to be delivered to Parent (i) the Company's independent public accountants' consent to include the Company's financial statements in any filing, prospectus, information statement or similar document of Parent; and (ii) comfort letters from the Company's independent public accountant at such times and on such dates and in form and substance reasonably satisfactory to Parent. Notwithstanding any confidentiality obligations pursuant to Section 5.3 or the Confidentiality Agreement, prior to Closing and without the Company's prior written consent, NaviSite shall be permitted to use the Company's confidential information (i) in any documents described in this
Section 5.5 to the extent that such information would reasonably be required to be disclosed in a registration statement on Form S-4; provided, however, that NaviSite shall notify the Company at least two days prior to using such information and provide a copy of the documents, or drafts of the documents, in which such confidential information is to be used or disclosed or (ii) in discussions or otherwise in connection with any potential merger or acquisition transaction if the recipient of such information executes a confidentiality agreement with Parent under which they agree to maintain the confidentiality of such information.

      SECTION 5.6. PRESS RELEASES. The parties agree to issue Press Releases in the form attached as Exhibit E promptly following execution of this Agreement. The parties hereto will not, and will cause each of their Affiliates and representatives not to issue or cause the publication of any other press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of all of the parties hereto which consent shall not be unreasonably withheld; provided, however, that Parent may, without the prior consent of the other parties hereto, issue or cause publication of any such press release or public announcement to the extent that Parent, in good faith, reasonably determines, after consultation with outside legal counsel, such action to be required by Law or by the rules of any applicable self-regulatory organization, in which event Parent will use its commercially reasonable efforts to allow Surebridge reasonable time to comment on such press release or public announcement in advance of its issuance.

      SECTION 5.7. NO SOLICITATION.

                  (a) Except as otherwise provided herein, unless and until this Agreement shall have been terminated in accordance with its terms, Surebridge agrees and covenants that the Company shall not, directly or indirectly, initiate, solicit or encourage any inquiries, participate in any discussions or negotiations, or the making or implementation of any proposal or offer with respect to a merger, acquisition, or similar transaction involving the purchase of the Company, all or substantially all of the assets of the Company, or the capital stock of the Company (an "ACQUISITION PROPOSAL"). The Company shall, as promptly as practicable (and in no event later than 48 hours after receipt thereof), advise NaviSite of any inquiry received by it relating to any potential Acquisition Proposal and of the material terms of any proposal or inquiry, including the identity of the person and its affiliates making the same, that it may receive in respect of any such potential Acquisition Proposal, or of any information requested from it or of any negotiations or discussions being sought to be initiated with it.

                  (b) From the date of this Agreement until the earlier of the Closing or one year from the date of this Agreement, NaviSite shall not, and shall ensure that its directors, officers, employees, partners, agents, Affiliates, advisors or representatives shall not, directly or indirectly, (i) solicit for employment or employ any officer, employee or consultant of the Company, (ii) encourage, induce or attempt to induce any officer, employee or consultant of the Company to terminate his or her employment or consulting relationship with the Company, (iii) interfere with the business or operations of the Company, or (iv) take or fail to take any actions with the purpose of adversely affecting the Company's business relationships with its customers and suppliers or goodwill.

      SECTION 5.8. NOTICE OF BREACHES.


                  (a) From the date of this Agreement until the Closing, the Company shall promptly deliver to NaviSite supplemental information known to the Company concerning events or circumstances occurring subsequent to the date hereof which would render any representation, warranty or statement made by the Company under this Agreement, inaccurate or incomplete in any material respect at any time after the date of this Agreement until the Closing. No such supplemental information shall be deemed to avoid or cure any misrepresentation or breach of warranty or constitute an amendment of any representation, warranty or statement in this Agreement or any Schedule hereto.

                  (b) From the date of this Agreement until the Closing, NaviSite shall promptly deliver to the Company supplemental information known to NaviSite concerning events or circumstances occurring subsequent to the date hereof which would render any representation, warranty or statement made by NaviSite under this Agreement, inaccurate or incomplete in any material respect at any time after the date of this Agreement until the Closing. No such supplemental information shall be deemed to avoid or cure any misrepresentation or breach of warranty or constitute an amendment of any representation, warranty or statement in this Agreement or any Schedule hereto.

                  (c) From the date of this Agreement until the Closing, each party shall promptly notify the other in writing of any pending or, to the knowledge of such party, threatened action, suit, arbitration or other proceeding or investigation by any Governmental Authority or any other person (A) challenging or seeking material damages in connection with the transactions contemplated hereby or (B) seeking to restrain or prohibit the consummation of the transactions contemplated hereby or otherwise limit the right of NaviSite to own or operate all or any portion of the businesses or assets of Surebridge or any of its Subsidiaries, which in either case would reasonably be expected to result in a Material Adverse Effect prior to or after the Closing.

      SECTION 5.9. CONVEYANCE TAXES; COSTS. NaviSite shall be liable for and shall hold the Company harmless against any transfer, value added, excise, stock transfer, stamp, recording, registration and any similar taxes that become payable in connection with the acquisition by Buyer of the Purchased Assets and other transactions contemplated hereby, and the applicable parties shall file such applications and documents as shall permit any such tax to be assessed and paid on or prior to the Closing Date in accordance with any available pre-sale filing procedure.

      SECTION 5.10 BOOKS AND RECORDS. NaviSite shall, until the seventh anniversary of the Closing Date, retain all books, records and other documents pertaining to the Purchased Assets or business of Surebridge and each of its Subsidiaries transferred to NaviSite on the Closing Date and to make the same available for inspection and copying by the Company or any representative of the Company at the expense of the Company during the normal business hours of NaviSite upon reasonable request and upon reasonable notice.

      SECTION 5.11 REGISTRATION AND DISTRIBUTION OF PARENT SHARES.

                  (a) In connection with the execution of this Agreement, Parent and the Company shall execute and deliver the registration rights agreement in the form attached hereto as Exhibit F (the "REGISTRATION RIGHTS AGREEMENT").

                  (b) Except with the prior written consent of Parent, which consent may be granted or withheld in the sole discretion of Parent, Surebridge shall not sell, transfer, assign, convey, encumber, gift, distribute or otherwise dispose ("TRANSFER") of the Parent Shares, the Notes or the Conversion Shares for a period of one (1) year after the Closing Date (the "LOCKUP"); provided, however, if NaviSite does not make payments of at least Nine Million Five Hundred Thousand Dollars ($9,500,000) of the aggregate outstanding principal of the Primary Note and the Escrow Note, collectively, within 180 days of the Closing Date or an event of default occurs under either such Note, the Lockup shall become null and void solely with respect to restrictions on sales and Surebridge may sell the Parent Shares and/or any shares issuable upon conversion of the Notes at any time thereafter. In addition, Surebridge may Transfer the Parent Shares, the Primary Note, the Escrow Note and/or any shares issuable upon conversion of the Notes without restriction by this Section
      5.11 at any time after the first anniversary of the Closing Date.

      SECTION 5.12 APPROVAL OF TRANSACTIONS; FIDUCIARY OUT.

                  (a) Surebridge shall use its reasonable best efforts to obtain, as promptly as practicable, all necessary approvals, either at a special meeting of shareholders or pursuant to a written shareholder consent executed by Surebridge shareholders representing greater than 50% of the votes required to approve this Agreement and the transactions contemplated hereby, all in accordance with the applicable requirements of the Delaware General Corporate Law. In connection with such special meeting of shareholders or written shareholder consent, Surebridge shall provide to its shareholders the recommendation of its directors that the shareholders vote in favor of the adoption of this Agreement, subject to the provisions of Section 5.12(b) below. Copies of any written consent of Surebridge's shareholders pursuant to Section 228 of the DGCL shall be delivered to NaviSite with a certificate of Surebridge's secretary certifying as to the accuracy of the written consent and that the written consent has been received by Surebridge and included in the books and records of Surebridge.

                  (b) If, prior to the Closing and prior to obtaining the necessary vote of Surebridge's stockholders approving this Agreement and the transactions contemplated hereby, (i) Surebridge's directors shall determine in good faith by a majority vote that any written proposal from a third party for a transaction to purchase all or substantially all of the stock or assets of the Company received after the date of this Agreement is more favorable to Surebridge's shareholders than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions of such transaction proposed in writing by NaviSite in response to such proposed transaction) and is in the best interest of Surebridge's shareholders (a "SUPERIOR PROPOSAL"), and (ii) Surebridge has received advice from legal counsel that failure to enter into such a competing transaction would constitute a breach of Surebridge's directors' fiduciary duties, then Surebridge's directors may withdraw their recommendation to vote in favor of this Agreement and may terminate this Agreement. Surebridge may not terminate this Agreement pursuant to this Section 5.12(b) once its stockholders have approved this Agreement and the transactions contemplated hereby, whether by written consent or otherwise.

      SECTION 5.13 DELIVERY OF FINANCIAL STATEMENTS. For each fiscal quarter ending on or after March 31, 2004 and on or before the date that is 10 business days prior to the Closing Date, Surebridge shall deliver to NaviSite an unaudited comparative consolidated balance sheet at the last day of such fiscal quarter and unaudited comparative consolidated statements of income and cash flows of the Company, for such quarter and the year-to-date period then ended (including for the comparable quarter and the comparable year-to-date periods for the prior year), and for each monthly period ending after the date hereof, Surebridge shall deliver to NaviSite an unaudited consolidated balance sheet and the related unaudited consolidated statements of income and cash flows within 20 days of the end of such monthly period (each, an "UNAUDITED COMPANY INTERIM FINANCIAL STATEMENTS").

      SECTION 5.14 FIRPTA CERTIFICATION. Prior to the Closing Date, Surebridge shall deliver to NaviSite an affidavit from the Company, also delivered to the Internal Revenue Service, that the Company is not, and has not been, a "U.S. real property holding corporation" in accordance with the Treasury Regulations under Section 897 and 1445 of the Code, so that Buyer is exempt from withholding any portion of the Purchase Price.

      SECTION 5.15 USE OF NAME. Following the Closing, NaviSite shall have the right to use the name "Surebridge, Inc." and any other derivations thereof, and Surebridge agrees to take all actions reasonable necessary, including changing the legal name of Surebridge to a name that is not similar to such name within 30 days after the Closing, to allow NaviSite to exercise such right.

      SECTION 5.16 ENDORSEMENT OF CHECKS, ETC. Surebridge hereby authorizes NaviSite following the Closing to endorse for deposit only its name on and collect for NaviSite's account any checks received in payment of any accounts included in the Purchased Assets, and any refunds of deposits, prepaid expenses and similar amounts included in the Purchased Assets. If any amounts due to NaviSite are received by Surebridge, Surebridge will turn the same over to NaviSite. Surebridge will hold such funds in trust exclusively for the benefit of NaviSite, and Surebridge will promptly deliver such funds to NaviSite.

      SECTION 5.17 RULE 145. From the date hereof until the first anniversary of the Closing Date, neither Surebridge nor its Board of Directors or similar representatives of Surebridge shall adopt resolutions relative to a plan or agreement providing for dissolution of the Surebridge entity or for the pro rata or similar distribution of the Parent Shares or the Notes to the Surebridge shareholders within the meaning of Rule 145(a)(3)(iii).

      SECTION 5.18 ISSUANCE OF PARENT SHARES. Promptly following the date hereof, Parent shall use its best efforts to obtain the approval of its stockholders by written consent pursuant to, and in compliance with, Section 228 of the DGCL (such written consent to be effective in accordance with Regulation 14C of the Exchange Act) of the issuance of shares of Parent's common stock (i) representing 20% or more of the outstanding shares of Parent's common stock in the transactions contemplated hereby, including as a result of the issuance by Parent to Surebridge of the Parent Shares and upon conversion of the Notes, as required by NASD Rule 4350(i)(1)(C), and (ii) which may result in a change of control of Parent, as required by NASD Rule 4350(i)(1)(B). For clarity purposes only, it shall not be a condition to Closing that Parent obtain an effective vote of its stockholders pursuant to the requirements of this Section 5.18 or otherwise. Surebridge acknowledges and understands that the Notes shall not and may not be convertible into an aggregate number of shares of Parent's common stock that is greater than or equal to (i) 19.9% of that number of shares of Parent's common stock outstanding immediately prior to the Closing less (ii) 3,000,000 shares (the "SHARE CAP") unless and until Parent has obtained the necessary and effective stockholder approval of the matters described in this
Section 5.18. Notwithstanding the previous sentence, in the event Parent does not obtain the requisite stockholder approvals, Surebridge shall be entitled to damages hereunder.

      SECTION 5.19 CONSENTS. After the Closing Date, Surebridge and NaviSite will cooperate and will each use commercially reasonable efforts to obtain any consents listed on Schedules 2.4 and 2.7 that are not obtained prior to the Closing Date. Notwithstanding anything to the contrary herein, this Agreement shall not operate to assign any agreement, lease, contract, license, commitment, understanding or undertaking, or any claim, right or benefit arising thereunder or resulting therefrom, if an attempted assignment thereof, without the consent of another party thereto, would constitute a breach, default or other contravention thereof or in any way adversely affect the rights of Surebridge or NaviSite thereunder. In the event that a consent required to assign any such agreement, lease, contract, license, commitment, understanding or undertaking is not obtained on or prior to the Closing Date or if an asset or assets are otherwise not assignable hereunder (each such asset a "NON-TRANSFERABLE ASSET"), then, from and after the Closing and, with respect to each such Non-Transferable Asset, until the earlier to occur of
(i) such time as such Non-Transferable Asset shall be properly and lawfully transferred or assigned to NaviSite or (ii) such time as the material benefits intended to be transferred or assigned to NaviSite have been procured by alternative means pursuant hereto, (A) the Non-Transferable Assets shall be held by Surebridge in trust exclusively for the benefit of NaviSite to the extent permitted under applicable Law, and Surebridge shall use commercially reasonable efforts to perform and discharge all of the liabilities and other obligations of Surebridge under the terms of all such Non-Transferable Assets in effect as of the Closing at NaviSite's expense and (B) Surebridge shall use commercially reasonable efforts to provide or cause to be provided to NaviSite all of the benefits of Surebridge under the terms of such Non-Transferable Assets in effect as of the Closing, including by promptly paying to NaviSite any monies received by Surebridge from and after the Closing under such Non-Transferable Assets attributable thereto. In the event that Surebridge is unable to obtain any consent from any person under any Non-Transferable Asset after the Closing Date through the use of commercially reasonable efforts, NaviSite shall be entitled to procure the material rights and benefits of Surebridge under the terms of such Non-Transferable Asset in effect as of the Closing by alternative means, including, without limitation, by entering into new contracts with third persons or otherwise; provided, however, that in the event that NaviSite shall exercise its rights under this Section 5.19 in respect of any Non-Transferable Asset, the obligations of Surebridge and NaviSite under this Section 5.19 in respect of such Non-Transferable Asset shall thereupon cease and expire.

      SECTION 5.20 CERTAIN TAX MATTERS.

                  (a) NaviSite shall prepare and timely file all Tax Returns required to be filed on or after the Closing Date with respect to the Purchased Assets, if any, and shall duly and timely pay all such Taxes shown to be due on such Tax Returns. NaviSite's preparation of any such Tax Returns shall be subject to Surebridge's approval for those periods prior to the Closing, which approval shall not be unreasonably withheld. NaviSite shall make such Tax Returns available for Surebridge's review and approval no later than fifteen (15) business days prior to the due date for filing such Tax Return.

                  (b) Each of NaviSite and Surebridge shall provide the other party with such assistance as may reasonably be requested by the other party in connection with the preparation of any Tax Return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings related to liability for Taxes, and each will retain and provide the requesting party with any records or information which may be relevant to such return, audit or examination, proceedings or determination. Any information obtained pursuant to this Section 5.20(b) or pursuant to any other Section hereof providing for the sharing of information or review of any Tax Return or other schedule relating to Taxes shall be kept confidential by the parties hereto.

      SECTION 5.21 NAVISITE DEBT FINANCING. From the date of this Agreement through the Closing Date, NaviSite shall maintain in full force and effect, without impairment of borrowing limits, or any limitation on NaviSite's rights thereunder whatsoever, that certain Accounts Receivable Financing Agreement with Silicon Valley Bank dated May 27, 2003, as amended, and NaviSite shall not take, or fail to take, any action, or permit the occurrence of any event of default, or any event that, with notice or passage of time would constitute, an event of default under such agreement.

      SECTION 5.22. NOTE PAYMENT. For a period of one year following the Closing, NaviSite shall, within two business days of receiving a written request from Surebridge, pay to Surebridge in immediately available funds such additional amounts up to $800,000 in the aggregate, which Surebridge may request in order to meet Surebridge's tax payment obligations in connection with the sale of its assets pursuant to this Agreement that Surebridge substantiates in writing. Payments pursuant to this Section 5.22 shall be deemed a required prepayment of the Primary Note and shall reduce the outstanding principal outstanding thereunder in accordance with its terms. Notwithstanding the foregoing, NaviSite shall not be required to prepay such sums if NaviSite has paid at least $1,300,000 in aggregate principal amount of the Primary Note prior to receipt of the request for a prepayment hereunder.

                         ARTICLE VI - EMPLOYEE MATTERS

      SECTION 6.1. EMPLOYEES; BENEFITS.

                  (a) NaviSite shall offer employment effective as of the Closing Date to some or all of the employees of the Company in NaviSite's sole discretion on terms and conditions, including provision of salary and benefits, which are comparable to, in the aggregate, similarly situated employees of NaviSite. NaviSite shall make its employment offers at least three (3) business days prior to the Closing Date and shall inform the Company of the employees who accept such offer of employment (the "RETAINED EMPLOYEES"). The Company shall cooperate with NaviSite's reasonable requests for access to the employees of the Company for purposes of making any employment offers. In this regard, the Company agrees to provide NaviSite, as soon as practical after the date hereof, to the extent not already provided, a true and complete list of all employees of the Company together with their respective names, positions, dates of hire and current salaries.

                  (b) From and after the Closing Date, NaviSite shall provide the Retained Employees with benefits (including, without limitation, retirement and welfare benefits) that are substantially comparable, in the aggregate, to the benefits provided to NaviSite's existing employees.

                  (c) From and after the Closing Date, NaviSite shall honor in accordance with their terms those severance agreements between Surebridge or any of its Subsidiaries, on the one hand, and their employees, on the other hand, in effect as of the date hereof and listed on Schedule 6.1(e).

                  (d) NaviSite shall not, at any time prior to 91 days after the Closing Date, effect a "plant closing" or "mass layoff", as those terms are defined in the Worker Adjustment and Retraining Notification Act of 1988, as amended (the "WARN ACT"), or take any other action affecting in whole or in part any site of employment of NaviSite which could result in any liability to the Company without fully complying with all of the requirements of the WARN Act and any other applicable foreign, federal, state or other law (a "WARN ACT VIOLATION"); provided, however, if NaviSite engages in a WARN Act Violation, it shall indemnify and hold harmless Surebridge against and in respect of any damages, claims, losses, expenses, costs, obligations or liabilities arising from such WARN Act Violation.

                  (e) At the Closing, NaviSite shall pay to the Company (upon receipt of a full waiver and release (which release shall also include NaviSite, its Affiliates and assigns as released parties to the same extent as the Company)) an amount equal to the final pay, severance pay and accrued but unused vacation time and any other contractual or ordinary course severance payments for employees of the Company who are not offered employment with NaviSite or who are offered employment but do not become Retained Employees (the "NON-RETAINED EMPLOYEES"), in accordance with (i) applicable law and (ii) the greater of that amount payable under (x) the Company's severance policy set forth on Schedule 6.1(e) and (y) the severance agreements set forth on Schedule 6.1(e). The Company shall not terminate any Retained Employee or Non-Retained Employee, other than those employees listed on Schedule 6.1(e)(A), without NavSite's prior written consent. The Company shall be responsible for providing any required or desired notices and shall take any and all other such necessary or appropriate actions to terminate any Retained Employee or any Non-Retained Employee upon NaviSite's request to so terminate. At all times after the date hereof and until the Closing, the Company shall use its good faith efforts to cooperate with NaviSite and ensure that relations with its employees, especially the Retained Employees, remain and continue to be good, and that the services of its employees continue without interruption. In addition, with respect to any Non-Retained Employee who receives an offer of employment from NaviSite but does not accept such offer, at NaviSite's request, the Company shall enter into a transition services agreement with NaviSite pursuant to which the Company shall make available to NaviSite, if permitted by law, at NaviSite's sole cost and expense, the services of those Non-Retained Employees whose continued service NaviSite has requested for a period of up to 12 months following the Closing. Any subsequent terminations by the Company of such employees shall be at NaviSite's full cost and expense. The Company agrees that it will not, without the prior written consent of NaviSite, increase or decrease any compensation (including salary, wages, bonuses or commissions) or amend or modify any severance or bonus agreements that may be paid or payable to any Non-Retained Employee. It being understood that nothing in the forgoing shall require the Company to keep in place any benefit programs or plans. NaviSite acknowledges that following Closing, the Company is not expected to have any employees other than those who may be retained at NaviSite's request hereunder, and that the full cost and expense associated with retaining such employees will be borne by NaviSite. Further, NaviSite shall indemnify and hold harmless the Company, its directors, officers, shareholders and their affiliates against any losses, liabilities, damages or expenses, including legal fees, to which the Company may become subject in connection with providing the forgoing transition services, but only to the extent the Company was neither grossly negligent nor engaged in willful malfeasance. In the event NaviSite shall fail to pay any amounts due to the Company under this
      Section 6.1(e)
      within ten (10) days of such amount being due, the Company shall be immediately relieved of all obligations under this Section 6.1(e).

                  (f) NaviSite shall pay any costs, including termination fees, required to be paid upon the termination of any Employee Plan. In the event Surebridge receives any refund upon the termination of an Employee Plan, Surebridge shall promptly pay NaviSite the amount of such refund.

      SECTION 6.2. OFFICERS' AND DIRECTORS' INDEMNIFICATION.

                  (a) The Company and NaviSite agree that all rights to exculpation and indemnification existing in favor of, and all limitations on the personal liability of, the directors, officers, employees of the Company ("INDEMNIFIED PERSONS") provided for in Surebridge's Charter and by-laws and the organizational documents of each Subsidiary, as applicable, as in effect as of the date hereof with respect to matters occurring prior to and through the Closing, and specifically including the transactions contemplated hereby, shall continue in full force and effect for a period of six (6) years from the Closing; provided, however, that all rights to indemnification in respect of any claims (each a "CLAIM") asserted or made within such period shall continue until the disposition of such Claim. Following the Closing, NaviSite will indemnify and hold harmless the Indemnified Persons with respect to acts or omissions occurring prior to and through the Closing to the same extent that Surebridge would have such obligations pursuant to its Charter or by-laws or pursuant to applicable Law, and NaviSite shall advance expenses to each such Indemnified Person in connection with any proceeding involving such Indemnified Person to the fullest extent so permitted upon receipt of any undertaking required by applicable law or the Charter or by-laws, in each case as in effect on the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable Law for any act of fraud or any international or willful act or omission in bad faith. Following the Closing, NaviSite shall not, and shall not permit any former Surebridge Subsidiary to amend or modify its Charter or by-laws or other organizational documents, as applicable, except as required by applicable Law, if the effect of such amendment or modification would be to lessen or otherwise adversely affect the indemnification rights of such Indemnified Persons as provided therein, and NaviSite shall advance expenses to each such Indemnified Person in connection with any proceeding involving such Indemnified Person to the fullest extent so permitted upon receipt of any undertaking required by Law or in the Charter or by-laws of the organizational documents of the former Surebridge Subsidiaries, as applicable. Similarly, following the Closing, Surebridge shall not amend or modify its Charter or by-laws or other organizational documents, as applicable, except as required by applicable law, if the effect of such amendment or modification would be to lessen or otherwise adversely affect the indemnification rights of such Indemnified Persons as provided therein.

                  (b) Prior to the Closing, Surebridge shall be permitted to purchase an extended reporting period endorsement under Surebridge's existing directors' and officers' liability insurance coverage for the Surebridge's directors and officers in a form acceptable to Surebridge which shall provide such directors and officers with coverage for six (6) years following the Closing of not less than the existing coverage under, and have other terms not materially less favorable to, the insured persons than the directors' and officers' liability insurance coverage presently maintained by Surebridge; provided, however, that Surebridge shall not pay or agree to pay a premium for such insurance in excess of $90,000. This Section 6.2 is intended to benefit each of the Indemnified Persons and their respective heirs and personal representatives, each whom shall be entitled to enforce the provisions hereof.

                      ARTICLE VII - CONDITIONS TO CLOSING

      SECTION 7.1. CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the transactions contemplated by this Agreement for the Closing shall be subject to the satisfaction or waiver, at or prior to the Closing, of each of the following conditions:

                  (a) All covenants contained in this Agreement to be complied with by Buyer or Parent on or before the Closing shall have been complied with in all material respects, and the Company shall have received a certificate of each of Buyer and Parent to such effect signed by a duly authorized officer of Buyer or Parent, as applicable.

                  (b) The representations and warranties of Buyer and Parent contained in this Agreement that are qualified as to materiality, "Material Adverse Effect" or other words of similar effect shall be true and correct in all respects, and all other representations and warranties of Parent and Buyer contained in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the time of Closing, with the same force and effect as though such representations and warranties had been made on and as of time of Closing (except for representations and warranties that are made as of a specified date or time, which shall be true and correct only as of such specific date or time) and the Company shall have received a certificate to such effect signed by an authorized officer of Parent.

                  (c) Any waiting period (and any extension thereof) under the HSR Act applicable to the transactions to be consummated at the Closing shall have expired or been terminated.

                  (d) No Governmental Authority or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) that is in effect and has the effect of making the transactions contemplated by this Agreement for the Closing illegal or otherwise restraining or prohibiting consummation of such transactions.

                  (e) NaviSite shall have received the authorizations, orders, approvals and consents of Governmental Authorities and material third parties described in Schedule 4.3, if any.

                  (f) This Agreement and the transactions contemplated hereby shall have been approved by the holders of at least fifty percent (50%) of the voting stock of Company, plus the requisite approval of any shareholders holding capital stock that have separate class or series vote with respect to the transactions contemplated hereby.

                  (g) Parent shall have made a preliminary filing with the SEC under Regulation 14C of the Exchange Act in accordance with Section 5.18.

                  (h) Buyer shall have delivered to the Company instruments of transfer reasonably acceptable to the Company pursuant to which Buyer shall assume the Assumed Liabilities, including the Assignment and Assumption Agreement.

      SECTION 7.2. CONDITIONS TO OBLIGATIONS OF NAVISITE. The obligations of NaviSite to consummate the transactions contemplated by this Agreement for the Closing shall be subject to the satisfaction or waiver, at or prior to the Closing, of each of the following conditions:

                  (a) All covenants contained in this Agreement to be complied with by the Company on or before the Closing shall have been complied with in all material respects, and NaviSite shall have received a certificate of the Company to such effect signed by a duly authorized officer of the Company.

                  (b) The representations and warranties of the Company contained in this Agreement that are qualified as to materiality, "Material Adverse Effect" or other words of similar effect shall be true and correct in all respects, and all other representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the time of Closing, with the same force and effect as though such representations and warranties had been made on and as of time of Closing (except for representations and warranties that are made as of a specified date or time, which shall be true and correct only as of such specific date or time) and NaviSite shall have received a certificate to such effect signed by an authorized officer of the Company.

                  (c) Any waiting period (and any extension thereof) under the HSR Act applicable to the transactions to be consummated at the Closing shall have expired or been terminated.

                  (d) No Governmental Authority or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the transactions contemplated by this Agreement for the Closing illegal or otherwise restraining or prohibiting consummation of such transactions.

                  (e) The Company, as applicable, shall have received the authorizations, orders, approvals and consents of Governmental Authorities described in Schedule 2.7.

                  (f) NaviSite shall have received from the Company the consents set forth on Schedule 7.2(f) (the "NECESSARY CONSENTS"), and none of such Necessary Consents shall have been withdrawn or rescinded and such other consents as are in the Company's possession.

                  (g) NaviSite shall have received the audited financial statements of the Company for the fiscal year ended December 31, 2002.

                  (h) NaviSite shall have received the Audited 2003 Financials of the Company and the Aggregate Net Worth of the Company based on the Audited 2003 Financials is not more than $5,000,000 less than the Aggregate Net Worth of the Company based on the Base Balance Sheet (a "MATERIAL ADVERSE FINANCIAL CHANGE").

                  (i) NaviSite shall have received the Unaudited Company Interim Financial Statements required to be delivered to it pursuant to Section 5.13.

                  (j) Surebridge shall have delivered to NaviSite such bills of sale, assignments and other instruments of transfer reasonably acceptable to NaviSite necessary to transfer title to the Purchased Assets to NaviSite as contemplated by Article I, free and clear of all Liens, except for the Permitted Liens.

                  (k) Surebridge shall have delivered to NaviSite confirmation that the warrant held by Silicon Valley Bank for purchase of shares of Surebridge's common stock is an Excluded Liability hereunder or a copy of an amendment to the warrant, such amendment to provide that the warrant shall not be assigned to an acquiring entity, or that such warrant shall not be exercisable for securities of an acquiring entity in the event of a sale of all or substantially all of the assets of the Company.


      SECTION 7.3. INABILITY TO DELIVER CLOSING CERTIFICATES, In the event NaviSite or the Company cannot deliver any certificate contemplated by Sections 7.1(a), 7.1(b), 7.2(a) or 7.2(b), the applicable party shall deliver a closing certificate to the other parties outlining the reasons for such party's inability to comply with the closing condition(s) and confirming compliance otherwise with the applicable closing condition. Any certificate delivered pursuant to this Section 7.3 shall be deemed to satisfy the closing conditions in Section 7.1 or 7.2, as applicable, but shall not be deemed to cure the breach of any representation, warranty or covenant and the breaching party shall remain liable for such breach.

                           ARTICLE VIII - TERMINATION

      SECTION 8.1. TERMINATION. This Agreement may be terminated or the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

                  (a) at any time, by the mutual written consent of the Company and NaviSite;

                  (b) if any Governmental Authority shall have issued an order, decree or ruling or taken any other action which permanently restrains, enjoins or otherwise prohibits the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and non-appealable;

                  (c) if the transactions contemplated hereby shall not have been consummated by June 30, 2004 (the "END DATE"); provided, however, that the right to terminate this Agreement pursuant to this clause shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Closing to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement;

                  (d) by NaviSite, if there is a Material Adverse Financial Change;

                  (e) by NaviSite, if since the date of this Agreement, there shall have been any event, development or change of circumstance that constitutes, has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Change of the Company and such Material Adverse Change is not cured within five days after written notice thereof;

                  (f) by the Company, if since the date of this Agreement, there shall have been any event, development or change of circumstance that constitutes, has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Change of NaviSite and such Material Adverse Change is not cured within five days after written notice thereof; and

                  (g) by NaviSite if (A) the Company's directors shall have withdrawn, or adversely modified, its recommendation of the transactions contemplated hereby or this Agreement (or determined to do so in accordance with Section 5.12); (B) the Company's directors shall have determined to recommend to the Company's shareholders that they approve an Acquisition Proposal other than that contemplated by this Agreement or shall have determined to accept a Superior Proposal; (C) a tender offer or exchange offer that, if successful, would result in any person or group becoming a beneficial owner of 20% or more of the outstanding shares of the Company's common stock is commenced (other than by NaviSite or an affiliate of NaviSite) and the directors fail to recommend that the shareholders of the Company not tender their common stock in such tender or exchange offer; (D) any person (other than any current shareholder, NaviSite or an affiliate of NaviSite) or group becomes after the date hereof the beneficial owner of 20% or more of the outstanding shares of the Company's common stock; or (E) for any reason within its control the Company fails to hold the Company's shareholder meeting or delivery written consents by June 25, 2004.

      SECTION 8.2. EFFECT OF TERMINATION.

                  (a) Limitation on Liability. In the event of termination of this Agreement by either the Company or NaviSite as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the

      Company or NaviSite or their respective Subsidiaries, officers or directors except (x) with respect to Section 5.3, Section 10.2, and this
      Section 8.2 and (y) with respect to any liabilities or damages incurred or suffered by a party as a result of the willful and material breach by the other party of any of its representations, warranties, covenants or other agreements set forth in this Agreement or any Ancillary Agreement.

                  (b) NaviSite Expenses. The Company and NaviSite agree that if this Agreement is terminated by NaviSite pursuant to Sections 8.1(c), 8.1(d), 8.1(e) and 8.1(g), then the Company shall pay NaviSite an amount equal to the sum of NaviSite's third party expenses up to $350,000.

                  (c) Seller Expenses. The Company and NaviSite agree that if this Agreement is terminated by the Company pursuant to Section 8.1(c) and 8.1(f), then NaviSite shall pay the Company an amount equal to the sum of the Company's third party expenses up to $350,000.

                  (d) Payment of Expenses. Payment of expenses pursuant to
      Section 8.2(b) and 8.2(c) shall be made not later than two business days after delivery to the other party of notice of demand for payment and a documented itemization setting forth in reasonable detail all Expenses of the party entitled to receive payment (which itemization may be supplemented and updated from time to time by such party until the 30th day after such party delivers such notice of demand for payment, but only for amounts incurred prior to the date of termination, but which description shall not include a detailed description of legal fees and services rendered). In any proceedings concerning payment of amounts due under this Section 8.2(d), the party prevailing in such proceeding shall be entitled to recover its Expenses from the other party incurred in connection therewith.

                  (e) Termination Fee. In addition to any payment required by the foregoing provisions of this Section 8.2, in the event that this Agreement is terminated pursuant to Section 8.1(g) then the Company shall pay to NaviSite immediately upon such termination, in the case of a termination by the Company, or within two business days thereafter, in the case of a termination by NaviSite, a termination fee of $1,650,000.

                  (f) All Payments. All payments under Sections 8.2(b), 8.2(c) or 8.2(e) shall be made by wire transfer of immediately available funds to an account designated by the party entitled to receive payment.

      SECTION 8.3. WAIVER. At any time prior to the Closing, NaviSite and the Company may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements of the other party or conditions to its own obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Waiver of any term or condition of this Agreement by a party shall not be construed as a waiver of any subsequent breach or waiver of the same term or condition by such party, or a waiver of any other term or condition of this Agreement by such party.

                     ARTICLE IX - SURVIVAL; INDEMNIFICATION

      SECTION 9.1. Survival. The parties agree that the representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing until twelve months after the Closing Date (the "CUT-OFF DATE"). No claim for indemnification hereunder may be brought after the Cut-Off Date, except for claims (x) of which the Company has been notified in writing with reasonable specificity by NaviSite prior to the Cut-Off Date, and (y) of which NaviSite has been notified in writing with reasonable specificity by the Company prior to the Cut-Off Date.

      SECTION 9.2. Indemnification of NaviSite. Subject to Section 9.1, NaviSite shall be indemnified and held harmless against and in respect of any and all damages, claims, demands, losses, expenses, costs, obligations and liabilities, including without limitation reasonable attorneys' fees (collectively, "LOSSES"), which arise or result from any breach of any of the representations or warranties contained in Article II or the failure of the Company to perform any of its covenants or agreements contained herein. Notwithstanding the foregoing,

                  (a) there shall be no indemnification of NaviSite until the aggregate amount of Losses incurred by NaviSite exceed $250,000 (the "Threshold"), at which time the full amount of Losses incurred shall be subject to indemnification hereunder;

                  (b) there shall be no indemnification payments hereunder that exceed in the aggregate the principal amount of the Escrow Note (the "INDEMNIFICATION CAP");

                  (c) there shall be no indemnification of NaviSite with respect to Losses arising out of breaches of the representations or warranties contained in Article II to the extent that the Company has made a corresponding reserve for such Losses on the Base Balance Sheet or the March Balance Sheet, provided that such reserves are specifically identified on such balance sheets; and

                  (d) there shall be no indemnification of NaviSite for punitive damages, speculative damages, special damages, incidental damages or lost profits.

In determining the foregoing thresholds and in otherwise determining the amount of any Losses for which NaviSite is entitled to assert a claim for indemnification hereunder, the amount of any such Losses shall be determined after deducting therefrom the amount of any insurance proceeds and other third party recoveries received by NaviSite in respect of such Losses (which recoveries NaviSite agrees to use commercially reasonable efforts to obtain). If an indemnification adjustment is received by NaviSite pursuant to this Article IX, and NaviSite later receives insurance proceeds or other third party recoveries in respect of the related Losses, NaviSite shall immediately pay to the Company a sum equal to the lesser of (y) the actual amount of such insurance proceeds or other third party recoveries or (z) the actual amount of the indemnification adjustment previously made with respect to such Losses.

      SECTION 9.3. Procedure for Indemnification of NaviSite.

                  (a) Upon receipt by the Escrow Agent of a certificate signed by any officer of NaviSite (a "NAVISITE CERTIFICATE"):

                        (i) stating that Losses exist in an aggregate amount greater than the Threshold for claims against the Escrow Account, and

                        (ii) specifying in reasonable detail the individual items included in the amount of Losses in such claim, the date each such item was paid, properly accrued or arose and the nature of the misrepresentation, breach of warranty or claim to which such item is related,

                  (b) As soon as practicable following the earlier of: (i) receipt of written authorization from the Company and NaviSite with respect to the disposition of such claim or receipt of written notice of a final decision or order of a court of competent jurisdiction with respect to such claim (in either case, a "DISTRIBUTION DIRECTIVE"); or (ii) the close of business on the thirtieth (30th) day following receipt by the Escrow Agent of a NaviSite Certificate to which the Company has not objected in accordance with this
Section 9.4, the Escrow Agent shall record, (A) in the event of its receipt of a Distribution Directive, the amount of the Losses stipulated in the Distribution Directive or, (B) in the event that a Written Escrow Objection (as herein defined) is not received by the close of business on the thirtieth (30th) day following the Escrow Agent's receipt of a NaviSite Certificate, the amount of the Losses set forth in NaviSite Certificate. The Escrow Agent shall record such amounts on a register that is attached to and made a part of the Escrow Note (the "LOSS ADJUSTMENTS"), and the Loss Adjustments shall thereafter constitute a reduction in the principal due under the Escrow Note.

                  (c) At the time of delivery of any NaviSite Certificate to the Escrow Agent, a duplicate copy of such NaviSite Certificate shall be delivered to the Company, and for a period of thirty (30) days after such delivery to the Escrow Agent of such NaviSite Certificate, the Escrow Agent shall not make any adjustment to the Escrow Note in respect of the claims described in such NaviSite Certificate unless the Escrow Agent shall have received written authorization from the Company and NaviSite to make such adjustment. As soon as practicable after the expiration of such thirty (30) day period, the Escrow Agent shall make the Loss Adjustments as contemplated by Section 9.4(b), unless the Company shall object in a written statement to the claim made in NaviSite Certificate specifying in reasonable detail the nature of such objection and the basis therefor, and such statement shall have been delivered to the Escrow Agent and to NaviSite prior to the expiration of such thirty (30) day period (the "WRITTEN ESCROW OBJECTION").

                        (i) In case the Company shall so object in writing to any claim or claims by NaviSite made in any NaviSite Certificate pursuant to this Article IX, NaviSite shall have twenty (20) days after receipt by the Escrow Agent of an objection by the Company to respond in a written statement to the objection of the Company. If after such twenty (20) day period there remains a dispute as to any claims, the Company and NaviSite shall attempt in good faith for twenty (20) days to agree upon the rights of the respective parties with respect to each of such claims. If the Company and NaviSite should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall make Loss Adjustments to the Escrow Note in accordance with the terms thereof.

                        (ii) If no agreement regarding the rights of the respective parties can be reached after good faith negotiation, either the Company or NaviSite may seek to resolve such dispute or claim in a court of competent jurisdiction or seek other legal or equitable resolution in accordance with this Agreement. Notwithstanding the foregoing, either the Company or NaviSite may at any time apply to any court of competent jurisdiction for injunctive relief in connection with a claim for indemnification or otherwise to prevent irreparable harm.

      SECTION 9.4. NAVISITE'S REMEDIES EXCLUSIVE. Except as set forth in the Registration Rights Agreement, the remedies provided in this Article IX shall be the exclusive remedies of NaviSite after the Closing in connection with the transactions contemplated by this Agreement (other than with respect to a breach of Section 5.17 by Surebridge), including without limitation any breach or non-performance of any representation or warranty contained herein. NaviSite may not commence any suit, action or proceeding against the Company with respect to the subject matter of this Agreement (other than with respect to a breach of Section 5.17 by Surebridge), whether in contract, tort or otherwise, except to enforce NaviSite's express rights under this Article IX. After the Closing, the Escrow Account shall be NaviSite's sole source for satisfaction of the indemnification obligations under this Article IX (other than with respect to a breach of Section 5.17 by Surebridge). Notwithstanding the foregoing, NaviSite may seek to specifically enforce any covenant contained herein.

      SECTION 9.5. PRIORITY OF ESCROW ACCOUNT. Subject to this Article IX and the Escrow Agreement, NaviSite shall be entitled to recover the full amount of all Losses for which it is entitled to indemnification from the Escrow Account in the following order: (i) first from the Cash Escrow, if any, but only to the extent such Losses actually requires a cash payment by NaviSite to a third party who is not an Affiliate of NaviSite; and (ii) second, as a Loss Adjustment against the Escrow Note. In the event that the Losses for which NaviSite is entitled to indemnification did not result in a cash payment to any such third party, then such Losses shall only be satisfied by a Loss Adjustment. NaviSite shall certify in each NaviSite Certificate the amount of any cash payments made to unaffiliated third parties as a result of any Losses for which it seeks indemnification hereunder.

                         ARTICLE X - GENERAL PROVISIONS

      SECTION 10.1. NOTICES. All notices, requests, claims, demands and other communications under this Agreement will be in writing and will be deemed given if delivered personally, or the next business day if sent by overnight courier (providing proof of delivery), or on the same business day if sent via facsimile on a business day during normal business hours to the parties at the following addresses (or at such other address for a party as specified by like notice):

                  Prior to Closing if to the Company, to:

                  Surebridge, Inc.
                  10 McGuire Road, Suite 332
                  Lexington, MA 02421
                  Attn:  Kim Trask, Esq.
                  Facsimile:  (781) 372-3223

                  with copy to:

                  Goodwin Procter LLP
                  Exchange Place
                  Boston, MA 02109
                  Attn:  Stuart M. Cable, P.C.
                  Facsimile:  (617) 523-1231

                  With an additional copy following closing to:

                  Surebridge, Inc.
                  c/o Spectrum Equity Investors, L.P.
                  One International Place, 29th Floor
                  Boston, Massachusetts 02110
                  Attention: Michael J. Kennealy
                  Facsimile:  (617) 464-4601

                  If to NaviSite, to:

                  NaviSite, Inc.
                  400 Minuteman Road
                  Andover, MA 01810
                  Attn:  Ken Drake, Esq.
                  Facsimile:  (978) 946-7803

                  with a copy to:

                  Browne Rosedale & Lanouette LLP
                  31 St. James Avenue, Suite 830
                  Boston, MA 02116
                  Attn:  Thomas B. Rosedale, Esq.
                  Facsimile:  (617) 399-6930

      SECTION 10.2. FEES AND EXPENSES. Except as provided otherwise herein, each of NaviSite, on the one hand, and the Company, prior to Closing, on the other hand, shall bear its own expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement. Following the Closing, NaviSite shall pay any actual fees or expenses owed by the Company to counsel for the Company that were not paid prior to Closing, including such fees and expenses owed to counsel for the Company related solely to the transaction contemplated hereby, which transaction fees and expenses do not exceed $300,000 in the aggregate. In addition, NaviSite shall pay the actual fees and expenses of one counsel to the preferred stockholders of the Company with respect to the transactions contemplated hereby, such fees and expenses not to exceed $100,000.

      SECTION 10.3. CERTAIN DEFINITIONS. For purposes of this Agreement:

                  (a) An "AFFILIATE" shall mean any affiliate, as defined in Rule 12b-2 under the Exchange Act;

                  (b) "EFFECT" means any change, event, violation, inaccuracy, circumstance or effect;

                  (c) "GAAP" means U.S. generally accepted accounting principles, consistently applied;

                  (d) "MATERIAL ADVERSE CHANGE" means a Material Adverse Effect that results in, or would reasonably be expected to result in, either (i) a $5,000,000 decrease in the annualized revenue of the Company or Buyer, as the case may be; or (ii) a $5,000,000 increase in the annualized expenses of the Company or Buyer, as the case may be.

                  (e) "MATERIAL ADVERSE EFFECT" means any Effect that (a) is materially adverse to the business, assets (including intangible assets), capitalization, financial condition or results of operations of a party, together with its subsidiaries taken as a whole or (b) materially impedes such party's authority to consummate the transactions contemplated hereby in accordance with the terms hereof and applicable Laws, provided that in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been or shall be, a Material Adverse Effect:
      (A) any Effect directly related to the announcement or pendency of the transactions contemplated hereby, including, but not limited to, a decline in Buyer's stock price; (B) any Effect that results from changes affecting any of the industries in which such party operates generally or the United States economy generally which does not have a disproportionate effect on such party; (C) any Effect that results from changes affecting general worldwide economic or capital market conditions which does not have a disproportionate effect on such party; or (D) changes in Laws or regulations or the interpretation thereof;

                  (f) "PERSON" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity; and

      SECTION 10.4. INTERPRETATION. When a reference is made in this Agreement to an Article, Section, Schedule or Exhibit, such reference will be to an Article or Section of, or a

Schedule or Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms used herein with initial capital letters have the meanings ascribed to them herein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

      SECTION 10.5. COUNTERPARTS AND FACSIMILE SIGNATURES. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. This Agreement may be executed by facsimile signature.

      SECTION 10.6. AMENDMENTS AND WAIVERS. This Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by NaviSite and the Company or in the case of a waiver, the party waiving compliance. No waiver by any party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence.

      SECTION 10.7. ENTIRE AGREEMENT; SEVERABILITY. This Agreement (including the exhibits, schedules, documents and instruments referred to herein) and the Confidentiality Agreement constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. If any term, condition or other provision of this Agreement is found to be invalid, illegal or incapable of being enforced by virtue of any rule of law, public policy or court determination, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

      SECTION 10.8. THIRD PARTY BENEFICIARIES. Except as expressly provided in this Agreement, each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto and their respective successors and permitted assigns.

      SECTION 10.9. GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflict of laws.

      SECTION 10.10. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned, in whole or in part, by operation of law or otherwise by the parties hereto without the prior written consent of the other party; provided that the Company may assign its rights under this Agreement to its stockholders in connection with the dissolution of the Company on or after the first anniversary of the Closing. Any assignment in violation of the preceding sentence will be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

      SECTION 10.11. CONSENT TO JURISDICTION. Each of the parties hereby consents to personal jurisdiction, service of process and exclusive venue in the federal or state courts of the State of Delaware for any claim, suit or proceeding arising under this Agreement, or in the case of a third party claim subject to indemnification hereunder, in the court where such claim is brought.

      SECTION 10.12. MUTUAL DRAFTING. The parties hereto are sophisticated and have been represented by attorneys throughout the transactions contemplated hereby who have carefully negotiated the provisions hereof. As a consequence, the parties do not intend that the presumptions of Laws relating to the interpretation of contracts against the drafter of any particular clause should be applied to this Agreement or any agreement or instrument executed in connection herewith, and therefore waive their effects.

      SECTION 10.13. REMEDIES. It is specifically understood and agreed that any breach of the provisions of this Agreement or any other agreement executed and delivered pursuant to this Agreement by any party hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by Law). Notwithstanding anything to the contrary contained in this Agreement, except as provided in Article IX, NaviSite has no right to set-off or otherwise alter the amounts due under, or terms of, the Primary Note or the Escrow Note as a result of any action or inaction of the Company under this Agreement.

      SECTION 10.14. BULK SALES LAW. NaviSite waives compliance by the Company with the provisions of any applicable bulk sales, fraudulent conveyance or other Law for the protection of creditors in connection with the transactions contemplated hereby.


                  [Remainder of page intentionally left blank]

      IN WITNESS WHEREOF, the parties hereto have caused this Asset Purchase Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                   COMPANY:
                                   SUREBRIDGE, INC.



                                   By: /s/ Peter J. Boni
                                       ---------------------------------------
                                       Name: Peter J. Boni
                                       Title: Chairman and CEO




                                   BUYER:

                                   LEXINGTON ACQUISITION CORP.



                                   By: /s/ Arthur P. Becker
                                       ---------------------------------------
                                       Name: Arthur P. Becker
                                       Title: President




                                   PARENT:
                                   NAVISITE, INC.



                                   By: /s/ Arthur P. Becker
                                       ---------------------------------------
                                       Name: Arthur P. Becker
                                       Title: President and CEO

     NaviSite, Inc. agrees to furnish supplementally to the Securities and Exchange Commission copies of any of the following omitted schedules and exhibits upon the request of the Commission:

                                    EXHIBITS

Exhibit A     Form of Escrow Agreement
Exhibit B-1   Form of Primary Note
Exhibit B-2   Form of Escrow Note
Exhibit C     Form of Assignment and Assumption Agreement
Exhibit D     Form of Bill of Sale
Exhibit E     Form of Press Release
Exhibit F     Registration Rights Agreement

                                    SCHEDULES

Schedule 1.1(a)   Permitted Liens
Schedule 1.1(b)   Excluded Assets
Schedule 1.6      March Net Working Capital Calculation
Schedule 2.1      Organization and Good Standing
Schedule 2.2      Subsidiary Capitalization
Schedule 2.3      Subsidiaries
Schedule 2.4      Conflicts
Schedule 2.5      Financial Statements
Schedule 2.6      Absence of Certain Changes
Schedule 2.7      Consents and Approvals
Schedule 2.8      Litigation
Schedule 2.9      Taxes
Schedule 2.10     Employee Benefit Plans
Schedule 2.11(a)  Leases
Schedule 2.11(b)  Personal Property
Schedule 2.12     Labor and Employment Matters
Schedule 2.13     Material Contracts
Schedule 2.14     Intellectual Property
Schedule 2.16     Insurance
Schedule 2.18     Compliance with Laws
Schedule 2.19     Transactions with Affiliates
Schedule 2.22     Bank Accounts
Schedule 2.25     Knowledge of the Company
Schedule 4.2      Conflicts of NaviSite
Schedule 4.3      NaviSite Consents and Approvals
Schedule 4.4      Litigation of NaviSite
Schedule 4.12     Contracts and Commitments of NaviSite
Schedule 5.1      Conduct of Business
Schedule 5.1(h)   Budget of the Company
Schedule 5.1(m)   Bonuses
Schedule 6.1(e)   Severance Arrangements
Schedule 7.2(f)   Required Consents and Approvals